Filed Pursuant to Rule 424(b)(3)
Registration No. 333-117275

Citigroup Diversified Futures Fund L.P.

Supplement

dated January 31, 2007 to the

Prospectus and Disclosure Document

dated May 1, 2006

(Not for use after April 30, 2007)

Citigroup Global Markets Inc.

Citigroup Diversified Futures Fund L.P.

Supplement

dated January 31, 2007 to the

Prospectus and Disclosure Document

dated May 1, 2006

This Supplement amends and updates the performance and other information included in the Prospectus and Disclosure Document dated May 1, 2006 (the “Prospectus”) for Citigroup Diversified Futures Fund L.P. (the “Fund”) and should be read in conjunction therewith.

FEES AND EXPENSES OF THE FUND (Page 20)

Other (Page 22)

Ongoing legal, accounting, filing and reporting fees are estimated to be $350,000 per year.

Break-even Analysis (Page 24)

In order to “break-even” at the end of one year of trading, each $5,000 you invest must earn profits of $239.80 (at a Fund size of $905 million, the approximate size of the Fund as of October 31, 2006) or $237.35 (at a Fund size of $2 billion). The estimated interest income, fees and expenses that determine these amounts have been calculated in the sequence used by the Fund and, therefore, reflect the Fund’s effective cost structure. The percentages of the minimum initial investment amount as presented in the table below, therefore, do not exactly equal the stated percentages for certain fees. See the footnotes following the table for a description of these differences and page 20 of the Prospectus for a more complete discussion of the Fund’s fees.

	Estimated Fund Size
	$905,000,000		$2,000,000,000
Minimum Initial Investment	$ 5,000.00		$ 5,000.00

	Dollar Amount	Percentage	Dollar Amount	Percentage
Trading Advisors’ Management Fees (1)	$93.68	1.88%	$93.73	1.88%
Trading Advisors’ Incentive Fees (2)	—	—	—	—
Brokerage Fees (3)	$284.65	5.69%	$284.65	5.69%
Transaction Fees	$32.50	0.65%	$32.50	0.65%
Operating Expenses	$4.50	0.09%	$2.00	0.04%

Total Fees	$415.33	8.31%	$412.88	8.26%
Interest Income (4)	$(175.53)	(3.51)%	$(175.53)	(3.51)%

Amount of Trading Income Required for the Fund’s Net Asset Value per Unit at the End of One Year to Equal the Minimum Initial Investment	$239.80		$237.35

Percentage of the Minimum Initial Investment		4.80%		4.75%

(1)	The Fund pays its advisors monthly management fees at an annual rate of either 1.5% or 2% of net assets. The management fee in the table above does not equal a weighted average of 1.5% and 2% of the minimum investment amount because it is based on net assets adjusted by adding back the current month’s management fee and incentive fee and any redemptions or distributions as of the end of such month.
(2)	The Fund pays each advisor an incentive fee of 20% of new trading profits earned each calendar quarter. Incentive fees are calculated based on new trading profits after deducting all of the Fund’s expenses.
(3)	The Fund pays Citigroup Global Markets a monthly flat rate brokerage fee equal to 5.50% per year of adjusted net assets. The brokerage fee in the table above does not equal 5.50% of the minimum investment amount because it is based on net assets adjusted by adding back that current month’s brokerage fee, management fee, and other expenses and any redemptions or distributions as of the end of such month.
(4)	Interest income to be paid by Citigroup Global Markets was estimated at an annual rate of 4.43% on 80% of the Fund’s assets maintained in cash.

THE GENERAL PARTNER (Page 26)

Principals (Page 27)

As of October 27, 2006, the following changes in the principals of the general partner became effective:

Ms. Maureen O’Toole resigned as a director; Mr. Daniel R. McAuliffe, Jr. resigned as chief financial officer; Ms. Jennifer Magro was appointed chief financial officer and Mr. Steven Ciampi was appointed a director.

Mr. Ciampi, age 51, is the Head of Product Development and Strategic Initiatives for the Hedge Fund and Managed Futures business for Citigroup Alternative Investments in Europe. Mr. Ciampi joined Citigroup in 1993 as part of the Institutional Futures division in its Chicago office. He relocated to London and was responsible for Citigroup’s futures business in Europe and Australia from 1997 until 2001. From 2001 to 2005, he was the European Head of Equity Finance and Prime Brokerage. Mr. Ciampi began his career with Drexel Burnham Lambert. He was previously a Vice Chairman of the UK Futures Industry Association, an Executive Committee member of the Futures and Options Association, and a member of the Chicago Board of Trade.

Performance History of the Fund (Page 30)

Citigroup Diversified Futures Fund L.P.

May 1, 2003 (Commencement of Trading Operations) to October 31, 2006

Monthly Percentage Rate of Return	2006	2005	2004	2003
January	1.39%	(7.11)%	0.66%	—
February	(2.39)	(0.16)	8.69	—
March	3.51	1.26	(0.16)	—
April	7.31	(8.12)	(8.80)	—
May	(3.12)	1.71	(2.25)	6.87%
June	(2.12)	3.10	(5.24)	(9.68)
July	(5.54)	(2.58)	(1.08)	(6.94)
August	(1.07)	7.29	(2.38)	2.06
September	1.85	(0.22)	2.54	(2.02)
October	(0.29)	(0.83)	5.68	4.33
November	—	5.88	4.24	(2.64)
December	—	(3.57)	(0.14)	6.24

Annual (or Period) Rate of Return	(1.07)%	(4.45)%	0.51%	(3.07)%

Type of Pool:	Public, Multi-Advisor
Inception of Trading:	May 1, 2003

Aggregate Subscriptions:	$1,320,715,000	(10/06)
Current Net Asset Value:	$904,974,037	(10/06)
Current Net Asset Value per Unit:	$920.96	(10/06)

Worst Monthly Percentage Draw-Down:	9.68%	(6/03)
Worst Peak-to-Valley Draw-Down:	21.34%	(5/03-4/05 )*

Terms are defined and notes to this table appear at page 9 of this Supplement.

“Draw-Down” is defined as losses experienced by a pool over a specified period of time.

* Indicates the pool is in a current draw-down.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The above table reflects the performance of the Fund since inception. Drury, Graham, JWH and Willowbridge have traded on behalf of the Fund since trading operations commenced. Aspect and CFM began trading for the Fund on January 1, 2004. Winton began trading for the Fund on December 1, 2004. AAA began trading for the Fund on October 1, 2005. As of October 31, 2006, the Fund’s assets were allocated among the advisors as follows: Aspect — 14.94%, CFM — 18.99%, Drury — 11.76%, Graham — 10.48%, JWH — 10.92%, Willowbridge — 9.74%, Winton — 12.04%, AAA — 9.00%. As of October 31, 2006, one additional advisor was allocated 2.13% of the Fund’s assets. Information appearing in the table is based on the Fund’s net asset value calculated without any accrued liability for organizational and offering expenses of the initial offering period. Therefore, the table reflects the net asset value at which units may be purchased or redeemed.

During the period from January 1, 2006 through October 31, 2006, the Fund had realized and unrealized gains of $50,669,294 before the deduction of commissions and other expenses. Brokerage commissions of $43,856,196 and management and incentive fees and other expenses of $22,394,345 were deducted from trading gains during this period.

The amount of interest income earned by the Fund depends on the average daily equity maintained in cash in the Fund’s account and upon interest rates over which neither the Fund nor Citigroup Global Markets has control. During the period from January 1, 2006 through October 31, 2006, the Fund earned interest income of $4,777,301.

Other Pools Operated by the General Partner (Page 31)

Citigroup Managed Futures LLC offers other pools that have one or more than one trading advisor but whose performance may differ from the Fund’s. Differences are due to combinations of different trading advisors and programs traded as well as different partnership or organizational structures. The investment objective of each of the pools is capital appreciation through speculative trading. Tables 1 and 2 below set forth the performance of the other pools that the general partner has operated during the past five years.

Table 1 sets forth the performance of commodity pools that the general partner currently operates for the period January 2001 through October 31, 2006. Table 2 sets forth the performance of commodity pools that the general partner previously operated for the period January 2001 through October 31, 2006, which have ceased trading operations as of October 31, 2006.

The general partner performs the same administrative duties for each of the pools that it operates. Generally, for the pools to be profitable, the advisors’ programs must work well with movements in interest rates, prices of underlying commodities and foreign exchange rates. Trendless and volatile markets are not generally conducive to the programs employed by most of the advisors to the general partner’s funds. Such conditions tend to lead to losses.

For instance, in 2005, several events occurred that made it generally difficult for trend-following advisors to navigate the markets successfully and retain earned profits. Profits were typically earned by advisors in those sectors that had the most pronounced price trends, particularly energy, metals and stock indices. Offsetting these gains were losses in markets that experienced either (i) flat price trends and, therefore, no directional movement, such as interest rates or (ii) excessive volatility, such as currencies and agricultural products. Over the course of the year, the general partner allocated the Fund’s assets to advisors with shorter-term and more fundamentally-based trading strategies relative to other advisors in an effort to capitalize on evolving market conditions.

As of October 31, 2006, each fund listed in Table 1 had a net asset value per unit in excess of its initial offering amount except the Fund and Citigroup Fairfield Futures Fund II (“Fairfield II”). This situation is attributable to the failure of the trading systems employed by the advisors to those funds to speculate profitably over the period tabulated.

The Fund earned profits in the first half of the year primarily as a result of upwardly trending commodity prices. In the year-to-date period ending October 2006, rising energy and metals prices along with strong global stock index markets initially provided some gains for the Fund. Many commodity price trends, however, suffered reversals during the year. The Fund’s gains in the first half of the year, especially in metals and energy, were ultimately forfeited in the third quarter as certain prevailing price trends, primarily in currencies and agricultural commodities, reversed course.

In the case of Fairfield II, which commenced trading in March 2004, losses have been incurred as a result of reversals of established price trends at the time that fund’s advisor was investing new assets. Since mid-2004, while there have been several markets that have been profitable for the advisor’s strategy, losses experienced in other markets have more than offset those gains. In 2005 and 2006, rising energy and metals prices and strong global stock markets provided profits for Fairfield II. Losses in currencies, interest rates and agricultural commodities offset those gains and resulted in overall losses for that fund.

There is no assurance that a combination of advisors, programs or market factors that produced positive results in the past will do so again in the future. Please see “The Risks You Face — Commodity Trading Risks” beginning on page 9 of the Prospectus for a discussion of the market factors that can result in substantial losses.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table 1

Capsule Performance of Other Pools Currently Operated by

Citigroup Managed Futures LLC

for the Period January 2001 Through October 31, 2006

	Type of Pool	Inception of Trading	Aggregate Subscriptions $ (000)	Current Total NAV $ (000)	Largest Monthly Percentage Draw- Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool					Percent (%)	Date	Percent (%)	Time Period	2001	2002	2003	2004	2005	2006
Shearson Select Advisors Futures Fund	P	Jul-87	50,507	2,453	18.47	(Nov-01)	35.71	(Feb-04 to Feb-06)*	1.58	39.24	17.28	1.72	(23.91)	(10.38)
Hutton Investors Futures Fund II	P, A	Jul-87	30,304	13,078	14.91	(Nov-01)	36.92	(Feb-04 to Jul-06)*	1.45	32.54	15.73	6.75	(18.68)	(10.71)
Shearson Mid-West Futures Fund	1	Dec-91	60,804	12,172	15.53	(Nov-01)	42.04	(Feb-03 to Oct-06)*	(3.05)	31.72	3.29	11.25	(24.17)	(17.72)
Smith Barney Global Markets Futures Fund	1,A	Aug-93	20,226	4,789	10.72	(Nov-01)	18.43	(Mar-04 to Jul-04)*	2.06	23.02	13.44	11.19	(3.14)	(3.18)
Smith Barney Diversified Futures Fund	P, A	Jan-94	257,069	51,808	10.68	(Nov-01)	27.14	(Apr-99 to Apr-02)	(4.34)	22.15	15.38	6.70	(7.73)	(1.97)
Smith Barney Mid-West Futures Fund II	1	Sep-94	104,308	12,248	15.52	(Nov-01)	42.28	(Feb-03 to Oct-06)*	(3.11)	31.68	2.94	11.14	(24.31)	(17.81)
Smith Barney Tidewater Futures Fund(i)	1	Jul-95	108,756	70,787	20.63	(Nov-01)	38.20	(Mar-01 to Apr-02)	(20.04)	22.27	44.84	5.15	(2.92)	0.33
Smith Barney Diversified Futures Fund II	P, A	Jan-96	161,874	52,623	13.02	(Nov-01)	27.40	(Apr-99 to Apr-02)	(7.74)	19.69	15.94	2.79	1.74	(0.79)
Smith Barney Westport Futures Fund	P	Aug-97	279,255	109,372	15.41	(Jan-05)	38.57	(Feb-03 to Oct-06)*	(2.20)	27.48	4.36	12.07	(22.81)	(16.48)
Smith Barney Potomac Futures Fund(i)	1	Oct-97	345,720	232,074	10.57	(Nov-01)	16.51	(Oct-01 to Apr-02)	(0.42)	11.38	17.24	3.97	6.92	(5.72)
Smith Barney AAA Futures Fund	1	Mar-98	182,254	251,576	22.52	(Feb-03)	33.08	(Dec-02 to Mar-03)	34.74	36.45	(26.31)	46.40	88.62	16.16
Salomon Smith Barney Global Diversified Futures Fund	P, A	Feb-99	101,347	42,834	7.11	(Apr-04)	18.67	(Feb-04 to Apr-05)	4.06	12.21	17.23	(3.58)	10.94	5.54
Salomon Smith Barney Orion Futures Fund(i)	1,A	Jun-99	312,947	271,768	12.50	(Mar-03)	15.97	(Oct-01 to Feb-02)	5.38	21.90	(5.22)	24.39	17.77	8.16
Salomon Smith Barney Diversified 2000 Futures Fund	P, A	Jun-00	197,619	125,956	12.09	(Nov-01)	21.70	(Oct-01 to Apr-02)	(3.53)	13.01	12.65	3.33	(4.68)	(3.16)
Salomon Smith Barney Fairfield Futures Fund	1	Jun-02	151,526	52,843	12.67	(Sep-03)	32.46	(Mar-04 to Apr-05)*	—	47.99	20.83	(1.35)	(21.15)	(1.28)
Salomon Smith Barney AAA Energy Fund II	1	Jul-02	441,879	476,290	22.55	(Feb-03)	33.27	(Dec-02 to Mar-03)	—	7.89	(26.84)	45.66	87.17	15.80
Citigroup Diversified Futures Fund	P, 3	May-03	1,320,715	904,974	9.68	(Jun-03)	21.34	(May-03 to Apr-05)*	—	—	(3.07)	0.51	(4.45)	(1.07)
Citigroup Fairfield Futures Fund L.P. II	1	Mar-04	133,603	66,167	8.63	(Apr-04)	23.01	(Mar-04 to Aug-06)*	—	—	—	(9.18)	(12.11)	(2.71)
Citigroup Emerging CTA Portfolio	1	Aug-04	83,335	71,791	4.54	(Jul-06)	10.72	(Apr-06 to Oct-06)*	—	—	—	(2.35)	10.37	6.35
CMF Winton Feeder I	1	Nov-04	26,566	13,011	6.43	(Sep-05)	9.11	(Aug-05 to Oct-05)	—	—	—	5.62	6.53	9.53
CMF Institutional Futures Portfolio	1	Jul-05	61,750	67,541	5.03	(Jul-06)	8.74	(Apr-06 to Jul-06)*	—	—	—	—	6.61	3.19
Smith Barney Bristol Energy Fund	1	Sep-05	151,739	140,036	5.41	(Jul-06)	10.32	(Apr-06 to Oct-06)*	—	—	—	—	4.27	(0.47)
Smith Barney Warrington Fund	1	Feb-06	275,656	293,201	N/A	N/A	N/A	N/A	—	—	—	—	—	10.42

Notes follow Table 2.

*	Indicates the pool is in a current draw-down. See Notes following Table 2.

Note (i) —	During the period March 1, 1999 (or inception where applicable) through March 31, 2001, SFG Global Investments, Inc. was the general partner and commodity pool operator and Citigroup Managed Futures LLC was the trading manager for these pools.

Type of Pool Legend

1 — Privately Offered

2 — Principal Protected

3 — Multi-Advisor (no advisor is allocated more than 25% of a pool’s funds available for trading).

A— More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

P — Public

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table 2

Capsule Performance of Other Pools Previously Operated by Citigroup Managed Futures LLC

for the Period January 2001 Through October 31, 2006 and Which Have Ceased Trading Operations as of October 31, 2006

	Type of Pool	Inception of Trading	Termination Date	Aggregate Subscriptions $ (000)	NAV Before Termination $ (000)	Largest Monthly Percent Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool						Percent (%)	Date	(%)	Time Period	2001	2002	2003	2004	2005	2006
Smith Barney International Currency Fund	P, A	Mar-92	Oct-01	32,312	515	7.80	(Feb-01)	45.44	(Aug-98 to Feb-01)*	(11.56)	—	—	—	—	—
Salomon Smith Barney Riverton Futures Fund	1	Feb-98	Aug-02	14,506	691	17.59	(Nov-01)	19.05	(Mar-01 to Nov-01)*	(15.34)	(1.47)	—	—	—	—
Smith Barney Principal Plus Futures Fund	P, 2, A	Nov-95	Feb-03	37,507	11,989	3.27	(Feb-02)	3.27	(Jan-02 to Feb-02)	7.36	9.36	(0.42)	—	—	—
Smith Barney Principal Plus Futures Fund II	P, 2,A	Aug-96	Nov-03	22,581	11,574	6.54	(Mar-03)	14.18	(Oct-01 to Feb-02)	4.34	9.59	2.58	—	—	—
Smith Barney Equity Plus Futures Fund	1	Jun-01	Apr-04	13,943	1,243	9.37	(Sep-02)	26.09	(May-01 to Mar-03)*	(6.73)	(17.14)	10.29	3.95	—	—

Notes follow Table.

*  Indicates the pool was in a current draw-down at termination. See Notes following Table.

Type of Pool Legend

1 — Privately Offered

2 — Principal Protected

A — More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the Regulations of the CFTC.

P — Public

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO THE FUND’S TABLE ON PAGE 4 AND TABLES 1 AND 2 POOLS OPERATED OR MANAGED BY CITIGROUP MANAGED FUTURES LLC

(a)	“Draw-Down” is defined as losses experienced by a pool over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c)

“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month’s ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	“Annual (Year to Date) Rate of Return” is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Monthly rate of return (“Monthly ROR”) is calculated by dividing each month’s net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

THE ADVISORS (Page 35)

Advisor Descriptions (Page 38)

As of October 31, 2006, the advisors managed commodity interest accounts totaling approximately $21.1 billion (including the nominal account size of any partially funded accounts).

AAA Capital Management Advisors, Ltd. (Page 39)

Principals (Page 39)

David Coolidge is no longer a principal of AAA.

Past Performance of AAA Capital Management Advisors, Ltd. and its Trading Principals (Page 41)

As of October 31, 2006, AAA managed approximately $1.3 billion of which $929 million was traded pursuant to AAA’s Energy Program-Futures and Swaps. As of the same date, the net assets of the AAA Master Fund totaled approximately $979 million.

Table A-1 presents the composite performance of the AAA Energy Program for client accounts that trade in futures contracts, options on futures contracts and swap transactions for the period January 2001 through October 31, 2006.

Table A-2 presents the composite performance results of the AAA Energy Program-Futures and Swaps for client accounts that trade in futures contracts and options on futures contracts (not swap transactions) for the period January 2001 through October 31, 2006.

Performance results of certain accounts included in Table A-2 experienced rates of return that were materially different than the composite results. These accounts were limited to those with less than $500,000 in assets. The inclusion of these accounts in the composite did not have a material effect on the composite rates of return as presented. AAA does not currently accept accounts of less than $1,000,000 in its Energy Program.

Table A-3 presents the performance results of the Small Equity/Oil Bias Program, a program traded by Mr. Saucer during the period January 2001 through October 31, 2006.

The performance record is divided to reflect two types of accounts; brokerage based and managed accounts. The brokerage based accounts were traded by Mr. Saucer while he was associated with Citigroup Global Markets Inc. and its predecessor firms.

The brokerage based accounts presented in Table A-3 were not charged any management or incentive fees. Compensation for the trading of such accounts was earned primarily through a brokerage relationship between Mr. Saucer and the respective client. Brokerage fees charged were approximately $40 per round turn transaction, plus trading related fees. The performance of the brokerage based accounts presented on Table A-3 has not been adjusted to reflect any management or incentive fees. The managed accounts of the Small Equity/Oil Bias Program were charged both management and incentive fees. The managed accounts were traded by Mr. Saucer as a principal of AAA. Mr. Saucer’s trading strategies as a principal in AAA will differ from the strategies employed in his managed account program.

Table A-4 presents the performance results of the Small Equity/Energy and Commodities Program, a program traded by Mr. Thorez during the period September 2004 (inception of trading) through October 31, 2006.

The performance record is divided to reflect two types of accounts; brokerage based and managed accounts. The brokerage based accounts were traded by Mr. Thorez while he was associated with Citigroup Global Markets Inc. and its predecessor firms.

The brokerage based accounts presented in Table A-4 were not charged any management or incentive fees. Compensation for the trading of such accounts was earned primarily through a brokerage relationship between Mr. Thorez and the respective client. Brokerage fees charged were approximately $30 per round turn transaction, plus trading related fees. The performance of the brokerage based accounts presented on Table A-4 has not been adjusted to reflect any management or incentive fees. The managed accounts of the Small Equity/Energy and Commodities Program were charged both management and incentive fees. The managed accounts were traded by Mr. Thorez as a principal of AAA. Mr. Thorez’s trading strategies as a principal of AAA will differ from the strategies employed in his managed account program.

Table A-5 presents the performance results of the Diversified Energy Commodity Program, a program traded by Mr. Shimaitis, during the period July 2006 (inception trading) through October 31, 2006.

Where the performance results included in the following tables are presented on a composite basis, the results do not reflect the performance of any one account. Individual accounts may have realized more or less favorable results than the composite results indicate. Results varied depending on such factors as the size of the accounts, commission rates, the date the account started trading and the order in which trades for the various accounts were entered. Additionally, the size of an account may have affected the relative size of the position taken, the degree of diversification and the particular commodities traded.

Past results are not necessarily indicative of future results. No representation is being made that a client will or is likely to achieve profits or incur losses similar to those shown.

Table B-1, the pro forma table presents the composite performance of the Energy Program-Futures and Swaps) for the period January 2001 through September 2005 adjusted for fees and expenses applicable to the Fund.

Beginning in October 2005, Table B-1 also presents the actual performance of the Energy Program using futures and swaps as traded for the Fund.

TABLES A-1, A-2, A-3, A-4 AND A-5 HAVE NOT BEEN ADJUSTED TO REFLECT THE CHARGES PAYABLE BY THE FUND.

Table A-1

AAA Capital Management Advisors, Ltd.

Energy Program — Futures and Swaps

January 2001 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	10.31%	6.26%	(1.13)%	(3.76)%	1.15%	8.83%
February	2.58	8.68	3.98	(22.49)	0.97	3.85
March	5.67	9.51	5.68	(10.24)	11.38	1.11
April	10.30	3.66	(0.51)	7.10	3.47	9.37
May	(8.80)	4.55	4.17	5.45	6.54	(2.67)
June	3.56	9.20	(0.05)	4.21	(0.10)	(0.59)
July	(3.65)	3.11	11.17	(1.46)	(0.54)	1.23
August	(4.93)	3.61	0.64	3.25	(1.08)	1.71
September	0.66	11.55	10.48	(0.17)	5.59	3.88
October	0.73	(5.91)	11.65	3.64	1.05	(3.66)
November	—	1.25	(3.16)	0.91	0.96	5.67
December	—	11.28	(2.27)	(11.42)	3.61	3.51

Annual (or Period) Rate of Return	15.69%	89.09%	46.99%	(25.85)%	37.56%	36.29%

	Compound Average Annual Rate of Return (1/01-10/31/06)					29.27%
Name of CTA:			AAA Capital Management Advisors, Ltd.
Name of Trading Program:			Energy Program — Futures and Swaps
Inception of Client Account Trading by CTA:			March 1998
Inception of Client Account Trading in Program:			March 1998
Number of Open Accounts as of October 31, 2006:			8

Total Nominal Assets in all Programs:			$1,267,482,983		(10/06)
Total Nominal Assets in Program:			$929,186,399		(10/06)

Largest Monthly Draw-Down:			22.49%		(2/03)
Largest Peak-to-Valley Draw-Down:			33.04%		(12/02-3/03)

Footnotes follow Table A-5.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

AAA Capital Management Advisors, Ltd.

Energy Program — Futures Only

January 2001 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	11.64%	6.10%	(0.27)%	(6.25)%	1.26%	13.52%
February	3.35	7.47	5.19	(15.51)	1.02	2.19
March	5.51	7.49	3.68	(8.17)	11.61	3.46
April	8.24	5.73	(1.09)	4.98	4.52	11.70
May	(7.24)	3.61	4.07	4.27	6.72	(1.20)
June	2.25	8.18	(0.49)	3.13	0.65	(0.63)
July	(4.01)	2.05	8.12	(0.29)	(0.50)	1.07
August	(4.20)	4.27	1.70	2.63	(0.52)	1.62
September	2.52	12.15	6.85	(0.24)	6.31	2.43
October	0.94	(8.10)	10.23	3.87	(0.03)	(2.89)
November	—	1.99	(0.77)	0.46	1.44	5.97
December	—	11.51	(2.51)	(9.65)	1.14	3.27

Annual (or Period) Rate of Return	18.93%	81.17%	39.58%	(20.97)%	38.34%	47.15%

	Compound Average Annual Rate of Return (1/01-10/31/06)					31.03%
Name of CTA:			AAA Capital Management Advisors, Ltd.
Name of Trading Program:			Energy Program—Futures Only
Inception of Client Account Trading by CTA:			March 1998
Inception of Client Account Trading in Program:			March 1998
Number of Open Accounts as of October 31, 2006:			7

Total Nominal Assets in all Programs:			$1,267,482,983		(10/06)
Total Nominal Assets in Program:			$327,069,147		(10/06)

Largest Monthly Draw-Down:			15.51%		(2/03)
Largest Peak-to-Valley Draw-Down:			27.26%		(12/02-3/03)

Footnotes follow Table A-5.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-3

AAA Capital Management Advisors, Ltd.

Small Equity/Oil Bias Program

For The Period January 2001 Through October 31, 2006

Account Name	Inception of Trading	Number of Open Accounts	Aggregate Assets October 31, 2006		Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Rate of Return (Computed on a Compounded Monthly Basis)
									2006		2005		2004	2003	2002	2001
Managed Account Grouping 1	May-00	19	$7,424,969		12.59%	(12/06)	12.59%	(1/06-2/06)	(1.70)		(0.74)		—	—	—	—
(Managed Account Program)									(10 Months	)	(4 Months	)

Managed Account Grouping 1	May-00	See Note (a)	See Note (a)		12.10%	(1/04)	21.23%	(10/03-1/04)	—		17.13		25.20	34.89	(5.49)	26.38
(Brokerage Based Program)											(9 Months	)

Managed Account Grouping 2	May-00	N/A-Closed	N/A-Closed		2.37%	(6/01)	3.44%	(12/01-3/02)	—		—		—	—	(2.49)	27.65
(Brokerage Based Program)															(4 Months )
Managed Account Grouping 3	May-00	N/A-Closed	N/A-Closed		6.06%	(1/01)	6.06%	(12/00-1/01)	—		—		—	—	—	10.82
(Brokerage Based Program)																(8 Months	)

Managed Account A	May-00	N/A-Closed	N/A-Closed		13.43%	(1/04)	23.92%	(10/03-1/04)	—		3.71		30.12	57.08	(7.19)	24.54
(Brokerage Based Program)											(2 Months	)
Managed Account B	Aug-00	Transferred (a)	Transferred	(a)	10.33%	(1/04)	18.66%	(10/03-1/04)	—		20.21		21.19	42.68	(7.90)	28.72
(Brokerage Based Program)											(9 Months	)
Managed Account C	Oct-00	Transferred (a)	Transferred	(a)	10.73%	(1/04)	19.44%	(10/03-1/04)	—		18.32		27.54	51.74	(3.46)	32.91
(Brokerage Based Program)											(9 Months	)
Managed Account D	Jun-00	N/A-Closed	N/A-Closed		5.98%	(10/02)	8.51%	(2/03-6/03)	—		—		—	3.88	(3.14)	36.62
(Brokerage Based Program)														(6 Months)
Managed Account E	Sep-00	N/A-Closed	N/A-Closed		9.76%	(10/02)	13.61%	(9/02-12/02)	—		—		—	—	(3.00)	28.80
(Brokerage Based Program)
Managed Account F	Aug-00	N/A-Closed	N/A-Closed		20.09%	(2/02)	38.49%	(5/01-2/02)	—		—		—	—	21.06	4.50
(Brokerage Based Program)															(9 Months )
Managed Account G	Jun-00	N/A-Closed	N/A-Closed		2.94%	(1/01)	2.94%	(12/00-1/01)	—		—		—	—	—	(2.94)
(Brokerage Based Program)																(1 Month	)

Table A-4

AAA Capital Management Advisors, Ltd.

Small Equity/Energy and Commodities Program

For The Period (January 2001) Through October 31, 2006

Account Name	Inception of Trading	Number of Open Accounts	Aggregate Assets October 31, 2006	Largest Monthly Draw-Down		Largest Peak-to- Valley Draw-Down		Percentage Rate of Return (Computed on a Compounded Monthly Basis)
								2006	2005	2004	2003	2002	2001
Small Equity/Energy and Commodities Program	Sep-04	11	$2,842,953	11.88%	(8/06)	13.47%	(7/06-9/06)	(3.05)	2.17	—	—	—	—
(Managed Account Program)								(10 Months)	(3 Months)
Small Equity/Energy and Commodities Program	Sep-04	See Note (a)	See Note (a)	5.90%	(4/05)	5.90%	(3/03-4/05)	—	45.22	3.78	—	—	—
(Brokerage Based Program)									(9 Months)	(4 Months)

(a)-After	September 30, 2005, these accounts, which were included in the brokerage based program, were transferred into the managed account program.

These accounts were not charged any management or incentive fees. Performance results would have been materially different if such fees had been charged.

Total nominal assets in all programs of the Advisor was approximately $1.3 billion as of October 31, 2006.

Footnotes follow Table A-5.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Table A-5

AAA Capital Management Advisors, Ltd.

Diversified Energy Commodity Program

For the Period (January 2001) Through October 31, 2006

Name of Program	Inception of Trading Program	Number of Open Accounts	Aggregate Assets October 31, 2006	Largest Monthly Draw-Down		Largest Peak-to- Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2006	2005	2004	2003	2002	2001
DEEC program	Jul-06	1	$959,515	17.94%	(7/06)	17.94%	(7/06-7/06)	(2.66)	—	—	—	—	—
								(4 Months)

Total nominal assets in all programs of the Advisor was approximately $1.3 billion as of October 31, 2006.

Footnotes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to AAA Tables A-1, A-2, A-3, A-4 and A-5

(a)	Draw-Down is defined as losses experienced by the program over a specified period of time.

(b)	Largest Monthly Draw-Down is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

Accounts with less than $500,000 experienced draw-downs that were materially larger than the largest composite monthly draw-down presented. AAA does not currently accept accounts of less than $1,000,000 in its Energy Program.

Individual accounts may have experienced larger monthly draw-downs.

(c)	Largest Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end composite net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

Accounts with less than $500,000 experienced peak-to-valley draw-downs that were materially larger than the largest composite peak-to-valley draw-down. AAA does not currently accept accounts of less than $1,000,000 in its Energy Program.

Individual accounts may have experienced larger peak-to-valley draw-downs.

(d)	Monthly Rate of Return (“Monthly ROR”) for Table A-1 is calculated by dividing net performance by the beginning equity available for trading.

Monthly ROR for Table A-2 (for the periods January 2001 through December 31, 2001 and beginning January 1, 2004) is calculated using the Only Accounts Traded method (“OAT” method), which is net performance divided by beginning equity subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. The excluded accounts are those (i) for which there was a material addition or withdrawal during the month, (ii) which were open for only part of the month or (iii) which had no open positions during the month because they were to be permanently closed. Such accounts were not charged with material nonrecurring costs during the month.

Beginning January 1, 2004, beginning equity for the Monthly ROR calculation includes accounts that are “notionally” funded. All accounts are included at their nominal account sizes. The nominal account size is the total account size established by the advisor and the client upon which the advisor will base its trading decisions. The nominal account size may be different than the actual funds on deposit in the client’s futures account.

Monthly ROR in Table A-2 between January 2002 (the month AAA accepted a “notionally” funded account) and December 31, 2003, was calculated using the “Fully-Funded Subset” method. Monthly ROR was calculated by dividing net performance by the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset was adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return. The Fully-Funded Subset refers to that subset of accounts included in the composite which were funded entirely by actual funds.

(e)	Annual Rate of Return is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly

ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Tables A-1 and A-2.

The rates of return on Tables A-3, A-4 and A-5 are presented on an annual basis. Monthly ROR for the managed account groups or programs on Tables A-3, A-4 and A-5 was calculated using the OAT method. Monthly ROR for the individual managed accounts on Tables A-3 and A-4 was calculated by dividing net performance by the beginning equity. In the case of additions to or withdrawals from an account during a particular month, Monthly ROR has been calculated by dividing net performance by beginning equity adjusted for time-weighted additions minus time-weighted withdrawals, i.e., additions and withdrawals, respectively are multiplied by a fraction, the numerator of which is the number of days in the month that such sums were included in or excluded from, as the case may be, the amount available for trading, and the denominator of which is the number of days in such month.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table B-1

AAA Capital Management Advisors, Ltd.

Pro Forma Performance

Energy Program—Futures and Swaps

January 1, 2001 Through September 30, 2005

	Percentage Pro Forma Monthly Rate of Return
	2005	2004	2003	2002	2001
January	5.92%	(1.30)%	(3.44)%	1.16%	9.03%
February	8.37	3.62	(22.26)	1.21	3.73
March	9.27	5.51	(10.24)	11.78	1.01
April	3.40	(0.86)	6.96	3.84	9.29
May	4.26	3.99	5.34	6.81	(2.66)
June	8.86	(0.29)	4.04	(0.19)	(0.70)
July	2.82	10.97	(1.69)	(1.16)	0.92
August	3.33	0.62	2.85	(1.14)	1.60
September	11.22	10.69	(0.56)	5.88	3.92
October	—	11.37	3.32	1.21	(4.45)
November	—	(3.45)	0.57	0.96	6.46
December	—	(2.60)	(11.52)	4.07	3.33

Annual (or Period) Rate of Return	73.93%	43.59%	(-26.99)%	39.38%	35.16%

Compound Average Annual Rate of Return (1/01-9/30/05)					29.67%
Largest Monthly Draw-Down:				22.26%	(2/03)
Largest Peak-to-Valley Draw-Down:				32.62%	(12/02-3/03)

Table B-2

AAA Capital Management Advisors, Ltd.

Actual Performance

Citigroup Diversified Futures Fund L.P.

October 1, 2005 Through October 31, 2006

Percentage Monthly Rate of Return
	2006	2005
January	10.04%	—
February	2.27	—
March	5.37	—
April	9.62	—
May	(8.86)	—
June	3.23	—
July	(4.58)	—
August	(6.07)	—
September	0.36	—
October	0.45	(6.71)%
November	—	0.93
December	—	12.31

Annual (or Period) Rate of Return	10.50%	5.75%

Largest Monthly Draw-Down:		8.86%	(5/06)
Largest Peak-to-Valley Draw-Down:		15.67%	(4/06-8/06)*

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Notes to Tables B-1 for all Advisors

Each Table B-1 was prepared by the general partner and presents the results of applying certain arithmetical calculations to various figures in each advisor’s composite performance record for the program or portfolio that will be traded for the Fund in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question (i) been charged the brokerage, management and incentive fees and other expenses that are paid by the Fund, as opposed to the brokerage commissions and management and incentive fees and other expenses that they did in fact pay and (ii) received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering expenses were made to each Table B-1 based upon an assumed average Fund size of $905 million, the approximate size of the Fund as of October 31, 2006. The pro forma calculations are made on a month-to-month basis, that is, the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4.

Accordingly, the pro forma tables do not reflect on a cumulative basis the effect of the difference between the fees to be charged to and interest earned by the Fund and the fees and commissions charged to and interest earned by the accounts in the actual performance tables.

1.	Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the “Base Amount”) and (b) multiplying the result by 0.46% (an annual rate of 5.5%), plus estimated NFA, exchange, “give-up” and floor brokerage fees.

2.	Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses and multiplying the result by 1/6 of 1% or, in Aspect’s case, 1/8 of 1%.

3.	Pro forma other expenses have been calculated by (a) adding actual beginning equity to the sum of actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two (“Average Equity”) and multiplying the result by .0075% (an annual rate of 0.09%).

4.	Pro forma quarterly incentive fees have been calculated by (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses (excluding expenses of the initial offering) and (c) multiplying the resulting figure by 20%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) so as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a quarter but lost in a subsequent month in such quarter. In the case where there is cumulative negative net performance that must be reversed before an incentive fee becomes payable and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. The Fund’s incentive fee will be paid as of the end of each calendar quarter. The pro forma reflects such end of quarter payments, if earned.

5.	Pro forma interest income has been calculated by (a) taking the Average

Equity amount (the estimated cash balance on which the Fund is expected to earn interest income), (b) multiplying it by 80% and (c) multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of calculating pro forma interest income, Fund interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B-1. Such rates may differ from both the 30-day Treasury bill rates that will be used to calculate Fund interest income on amounts maintained in cash and the rates of 90-day Treasury bills that Citigroup Global Markets may purchase for the Fund. The application of historical rates may compare more closely to the interest income reflected in the advisors’ performance tables which was most likely earned at the then prevailing interest rates of a particular time period. Although Citigroup Global Markets may place up to all of the Fund’s assets in 90-day Treasury bills, the 30-day rate has been used in Table B-1 because it results in a more conservative interest income estimate.

6.	Pro forma monthly rate of return (“Pro Forma Monthly ROR”) equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

7.	Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, that is, each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period’s Pro Forma Monthly ROR similarly expressed. One (1) is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period presented (where applicable) is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The Compound Average Annual Rate of Return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Fund.

Additional Notes to Tables B-1 and Notes to Tables B-2 for all Advisors

1.	“Draw-Down” is defined as losses experienced by a program over a specified period of time.

2.	“Largest Monthly Draw-Down” is the largest pro forma (Table B-1) or actual (Table B-2) monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

3.	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative pro forma (Table B-1) or actual (Table B-2) percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month’s composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated. In the case where the trading program is in a current draw-down, the month of the lowest net asset value of such draw-down is marked by an asterisk (*).

4.	“Monthly Rate of Return” (“Monthly ROR”) (Table B-2) is calculated by dividing each advisor’s monthly net performance in the Fund by the advisor’s corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

5.	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return for the entire period presented (where applicable) is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Aspect Capital Limited (Page 54)

Background (Page 54)

As of October 31, 2006, Aspect had approximately $4 billion (including the nominal account size of any partially funded accounts) under management and the net assets of the Aspect Master Fund totaled approximately $204 million.

Aspect currently has a team of 104 people with a strong focus on research and implementation.

Principals (Page 54)

Gavin Robert Ferris, 37, serves as Chief Architect. Mr. Ferris heads up the creation of Aspect’s next generation systematic architecture. Prior to joining Aspect in January 2006, from October 2003 to January 2006, Mr. Ferris was the Chief Executive Officer and co-founder for Crescent Technology Ltd., a company which designs statistical trading systems for hedge funds. From May 2003 to October 2003, Mr. Ferris was the CTO for Crescent Asset Management Ltd., an econometric software development company. In addition, from December 1996 to August 2003, he was co-founder and CTO of RadioScape, a world leader in digital signal processing. Mr. Ferris holds a 1st class degree and PhD from Cambridge University.

James Walker, 40, serves as Chief Financial Officer. Mr. Walker joined Aspect in June 2004 from 3i Plc where he worked first as an Investment Manager from August 1995 to April 2004, and was promoted to Director in September 1999. From 1990 to 1995, Mr. Walker was a Higher Executive Officer and later a Principal at the UK Department of Trade and Industry and from 1989 to 1990 was a Sales Executive for Forward Trust Limited. Prior to that, Mr. Walker worked as a Sales Executive for Paperlink Limited. Mr. Walker holds a BA (Hons) in Economics from Kings’ College, Cambridge.

Past Performance of Aspect (Page 57)

As of October 31, 2006, Aspect had approximately $4 billion (including the nominal account size of any partially funded accounts) under management.

Table A-1 reflects the performance results of a single pool account (Diversified Fund Limited) that is traded according to Aspect’s Diversified Program for the period January 1, 2001 through October 31, 2006. This account is presented as representative of Aspect’s Diversified Program.

Table A-2 reflects the performance results of a single pool account that is traded according to Aspect’s Master Program for the period January 2002 (inception of account trading) through October 31, 2006. This account is presented as representative of each program indicated.

Aspect advises exempt commodity futures accounts for qualified eligible persons. The performance of these accounts, except as presented in Tables A-1 and A-2, is not included in the performance records. Aspect believes that the performance information appearing in each table presented is an accurate representation of each respective program. References to total assets managed by Aspect in a particular program or overall are based on nominal account size.

Table B-1 presents the pro forma performance results of the Diversified Fund Limited adjusted for fees, expenses and interest income applicable to the Fund for the period January 1, 2001 through December 31, 2003.

Table B-2 presents the actual performance for the Diversified Program as traded for the Fund for the period January 1, 2004 through October 31, 2006.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Aspect Capital Limited

Diversified Program — Aspect Diversified Fund, Ltd.

January 1, 2001 Through October 31, 2006

		Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	2.47%	(7.48%)	1.90%	3.72%	(5.15%)	0.87%
February	(1.31)	4.09	6.78	8.35	(9.73)	0.35
March	5.31	1.44	(5.27)	(7.08)	4.81	10.48
April	5.10	(2.94)	(7.55)	(1.48)	(2.73)	(6.85)
May	(4.98)	4.61	(1.38)	10.49	2.52	(2.10)
June	0.49	4.47	(7.96)	(3.10)	11.29	0.41
July	(4.56)	(0.87)	(0.24)	2.17	8.47	3.52
August	(0.59)	4.24	0.80	(0.57)	1.63	2.72
September	0.37	0.58	0.67	1.94	7.16	10.13
October	4.81	(1.43)	3.33	2.46	(6.51)	5.25
November	—	5.80	5.17	(0.92)	(4.86)	(5.62)
December	—	(0.28)	(3.01)	4.13	13.90	(2.81)

Annual (or Period) Rate of Return	6.67%	12.01%	(7.72%)	20.59%	19.19%	15.79%

		Compound Average Annual Rate of Return (1/01-10/31/06)				10.97%
Inception of Trading by CTA:				December 1998
Inception of Trading in Program:				December 1998
Number of Open Accounts in Program as of October 31, 2006:				33
Aggregate Assets (Actual Funds) in all Programs:				$2,965,398,686		(10/06)
Aggregate Assets (Nominal Account Size) in all Programs:				$3,980,425,859		(10/06)
Aggregate Assets (Actual Funds) in Program:				$2,296,938,694		(10/06)
Aggregate Assets (Nominal Account Size) in Program:				$3,062,433,374		(10/06)
Aggregate Assets in Representative Account:				$1,118,681,352		(10/06)
Largest Monthly Draw-Down:				9.73%		(2/02)
Largest Peak-to-Valley Draw-Down:				21.52%		(2/04-1/05)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Futures Trading Programs Directed by Aspect Capital Limited

For the Period January 2001 Through October 31, 2006

Name of Program	Inception of Trading for this Account	Inception of Trading in Program	Number of Open Accounts in Program	Number of Accounts Presented in Capsule	Aggregate Assets in Representative Account October 31, 2006	Aggregate Assets in Program (nominal account size) October 31, 2006	Largest Monthly Draw-Down		Largest Peak-to- Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
											2006	2005	2004	2003	2002	2001
Master Program— Aspect Master Fund Limited	Jan-02	Jan-02	1	1	$ 91,166,114	$ 151,459,896	4.95%	(4/04)	14.88%	(2/04-1/05)	6.29	6.66	(5.61)	14.06	15.09	—
											(10 months)

Aggregate assets in all Aspect programs were approximately $4.0 billion (nominal account size) as of October 31, 2006.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Aspect Tables A-1 and A-2

(a)	“Draw-Down” is defined as losses experienced by the account presented over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the account presented in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the account presented during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing net income for the month by equity available as of the beginning of the month (including contributions made at the start of the month).

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

(f)	“Inception of Trading” is the date on which Aspect began trading the accounts presented.

Additional Footnote for Qualified Eligible Person Accounts

Aspect advises exempt commodity futures accounts for qualified eligible persons. The performance of these accounts, except as presented in Tables A-1 and A-2, is not included in the performance records. Aspect believes that the performance information appearing in each table presented is an accurate representation of each respective program.

Table B-1

Aspect Capital Limited

Pro Forma Performance

Diversified Program—Aspect Diversified Fund, Ltd.

January 1, 2001 Through December 31, 2003

	Percentage Pro Forma Monthly Rate of Return
	2003	2002	2001
January	3.32%	(5.56)%	0.50%
February	8.09	(10.08)	0.01
March	(6.36)	4.48	10.12
April	(2.10)	(3.16)	(7.31)
May	8.79	2.20	(2.71)
June	(2.81)	11.12	(0.12)
July	1.44	7.50	3.39
August	(0.80)	1.10	2.32
September	1.57	6.66	10.01
October	2.20	(6.88)	5.06
November	(1.01)	(5.53)	(4.43)
December	4.15	14.00	(3.20)

Annual (or Period) Rate of Return	16.58%	13.43%	12.76%

Compound Average Annual Rate of Return (1/01-12/31/03)			14.24%
Largest Monthly Draw-Down:	10.08%	(2/02)
Largest Peak-to-Valley Draw-Down:	21.44%	(10/01-2/02)

Table B-2

Aspect Capital Limited

Actual Performance

Citigroup Diversified Futures Fund, L.P.

January 1, 2004 Through October 31, 2006

Percentage Monthly Rate of Return
	2006	2005	2004
January	1.93%	(7.88)%	1.04%
February	(1.76)	3.27	6.14
March	5.12	1.49	(5.06)
April	5.20	(3.38)	(7.61)
May	(4.93)	4.05	(2.21)
June	0.04	4.28	(8.40)
July	(5.16)	(1.87)	(0.64)
August	(1.07)	4.18	(0.43)
September	(0.10)	(0.57)	0.18
October	4.28	(2.17)	2.63
November	—	4.96	4.49
December	—	(0.88)	(3.50)

Annual (or Period) Rate of Return	2.94%	4.72%	(13.58)%

Compound Average Annual Rate of Return (1/04-10/31/06)			(2.47)%
Largest Monthly Draw-Down:			8.40%	(6/04)
Largest Peak-to-Valley Draw-Down:			25.76%	(2/04-1/05)*

Notes to Tables B-1 and B-2 begin on page 19.

* See note 3 on Page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Capital Fund Management S.A. (Page 62)

Background (Page 62)

As of October 31, 2006, CFM had approximately $1.7 billion under management (including the nominal account size of any partially funded accounts) and the net assets of the CFM Master Fund totaled approximately $188 million.

Principals (Page 62)

Benjamin Filippi, 35, serves as CFM’s Chief Technology Officer. His role includes maintaining state of the art infrastructure in line with the highly demanding resources needed for quantitative trading strategies. Mr. Filippi also overlooks internal software developments and acts as liaison with the research teams. Before joining CFM in September 2001, Mr. Filippi headed the application development group in Morgan Stanley’s Paris offices and was also responsible for the installation and maintenance of the GL trading platform for all the divisions of Morgan Stanley Europe. Mr. Filippi graduated from Versailles University and holds a DEA MISI (Méthodes Informatiques des Systèmes Industriels).

Past Performance of CFM (Page 63)

Table A-1 reflects the composite capsule performance results of all accounts traded according to CFM’s Discus Program for the period January 1, 2001 through October 31, 2006.

Table A-2 reflects the composite capsule performance results for the other trading program directed by CFM for the time period indicated on the table.

Table B-1 presents the pro forma composite performance results of the Discus Program adjusted for fees, expenses and interest income applicable to the Fund for the period January 1, 2001 through December 31, 2003.

Table B-2 presents the actual performance of the Discus Program as traded for the Fund for the period January 1, 2004 through October 31, 2006.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Capital Fund Management

Discus Program

January 1, 2001 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	3.20%	(3.52)%	(0.99)%	3.00%	(4.61)%	0.72%
February	(0.83)	4.00	0.71	3.20	(0.52)	(0.34)
March	3.14	(2.33)	(1.70)	1.64	(1.87)	6.14
April	1.00	3.29	(3.71)	5.42	(2.05)	(8.96)
May	(0.44)	1.42	0.16	7.20	2.45	0.21
June	2.00	5.64	(1.13)	1.79	4.10	0.07
July	(2.60)	0.54	(1.13)	(3.88)	13.27	1.39
August	(2.46)	4.70	3.54	(3.11)	(2.09)	6.03
September	(0.05)	4.13	(0.88)	(2.32)	2.41	(4.90)
October	2.56	4.64	0.73	(1.09)	(5.20)	4.03
November	—	5.19	2.32	(0.60)	(0.95)	(10.18)
December	—	(2.01)	0.92	1.71	5.36	(1.50)

Annual (or Period) Rate of Return	5.44%	28.22%	(1.35)%	13.06%	9.30%	(8.48)%

Compound Average Annual Rate of Return (1/01-10/31/06)			7.30%
Inception of Trading by CTA:	January 1991
Inception of Trading in Program:	January 1991
Number of Open Accounts as of October 31,2006:	13
Aggregate Assets (Actual Funds) in all Programs (A):	1,103,750,797	(10/06)
Aggregate Assets (Nominal Account Size) in all Programs (A):	1,713,373,092	(10/06)
Aggregate Assets (Actual Funds) in Program:	1,087,202,297	(10/06)
Aggregate Assets (Nominal Account Size) in Program:	1,696,824,592	(10/06)
Largest Monthly Draw-Down:	10.18%	(11/01)
Largest Peak-to-Valley Draw-Down:	21.60%	(3/01-4/02)

Notes follow Table A-2.

(A) - Futures based programs only.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by Capital Fund Management

For the Period January 1, 2001 Through October 31, 2006

Name of Program	Inception of Trading Account	Number of Open Accounts	Aggregate Assets in Program October 31, 2006	Largest Monthly Draw-Down		Largest Peak-to- Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2006	2005	2004	2003	2002	2001

Discus Program 1.5 Leverage – Salomon Smith Barney Diversified Futures Fund II	Jul-01	1	$16,548,500	14.47%	(11/01)	29.16%	(8/01-4/02)	9.31	52.28	(2.52)	16.64	12.41	(10.50)
								(10 Months)					(6 Months)

Aggregate assets in all CFM futures based programs was approximately $1.7 billion (nominal account size) as of October 31, 2006.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to CFM Tables A-1 and A-2

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) in Table A-1 for each month during the period January 2001 through April 2001 is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds.

Monthly ROR for the period May 2001 through October 31, 2006 is calculated based upon each account’s nominal account size. Under this method, the net performance is aggregated for all accounts managed by CFM, whether fully-funded or not. This net performance is divided by the corresponding beginning equity, except in periods of significant additions or withdrawals to an account. In such instances, the calculation is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the only accounts traded method.

“Monthly Rate of Return” on Table A-2 is calculated by dividing each month’s net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described above) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

Additional Footnote to Table A-1

The performance as shown does not include any interest income that may have been earned in the accounts.

Table B-1

Capital Fund Management

Pro Forma Performance

Discus Program

January 1, 2001 Through December 31, 2003

	Percentage Pro Forma Monthly Rate of Return
	2003	2002	2001
January	3.27%	(4.48)%	0.82%
February	2.90	(0.60)	(0.59)
March	1.35	(2.23)	5.73
April	4.87	(2.09)	(9.97)
May	6.77	2.41	(0.44)
June	1.66	4.16	(0.19)
July	(3.93)	14.29	1.23
August	(3.60)	(2.29)	6.55
September	(2.67)	2.67	(5.26)
October	(1.40)	(5.05)	4.67
November	(0.75)	(1.01)	(11.07)
December	1.09	5.27	(1.79)

Annual (or Period) Rate of Return	9.32%	9.99%	(11.44)%

Compound Average Annual Rate of Return (1/01-12/31/03)			2.12%
Largest Monthly Draw-Down:	11.07%		(11/01)
Largest Peak-to-Valley Draw-Down:	24.04%		(3/01-4/02)
Supplemental Largest Peak-to-Valley Draw-Down (1):	19.10%		(6/03-7/04)

(1)	A Supplemental Largest Peak-to-Valley Draw-Down has been added since the draw-down extends into actual Fund performance. See the actual Fund performance table below.

Table B-2

Capital Fund Management

Actual Performance

Citigroup Diversified Futures Fund L.P.

January 1, 2004 Through October 31, 2006

Percentage Monthly Rate of Return
	2006	2005	2004
January	3.14%	(3.64)%	(1.62)%
February	(0.86)	4.05	0.54
March	3.30	(2.39)	(1.91)
April	1.01	3.36	(3.80)
May	(0.51)	1.72	(0.12)
June	2.23	5.53	(1.38)
July	(2.45)	0.46	(1.32)
August	(2.28)	4.71	3.30
September	0.03	4.08	(1.10)
October	2.43	4.84	0.60
November	—	5.39	2.14
December	—	(2.09)	0.52

Annual (or Period) Rate of Return	5.99%	28.61%	(4.27)%

Compound Average Annual Rate of Return (1/04-10/31/06)			9.85%
Largest Monthly Draw-Down:			3.80%	(4/04)
Largest Peak-to-Valley Draw-Down:			9.28%	(1/04-7/04)

Notes to Tables B-1 and B-2 begin on page 19.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Drury Capital, Inc. (Page 68)

Background (Page 68)

As of October 31, 2006, Drury had approximately $202 million (including the nominal account size of any partially funded accounts) under management and the net assets of the Drury Master Fund totaled approximately $116 million.

Past Performance of Drury (Page 69)

The composite rates of return shown are not representative of any rate of return actually achieved by any single account represented in the performance tables. Different accounts, even though traded according to the same strategy or program, can have varying investment results. Different results can occur among accounts for a variety of reasons, such as (i) procedures governing timing for the start of trading and means of moving toward full portfolio commitment for new accounts; (ii) the period during which accounts are active; (iii) leverage employed; (iv) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a strategy or program; (v) the amount of interest income earned by an account, which will depend on the rates paid by a clearing broker on account cash and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (vi) the amount of management fees, incentive fees and any loss carryforwards (from the program shown or other programs currently or previously offered by Drury); (vii) the amount of brokerage commissions; (viii) the timing of orders to open or close positions; (ix) the market conditions, which in part determine the quality of trade executions; and (x) trading instructions and restrictions of the client. Additionally, the program used (although all accounts may be traded in accordance with the same program, such program may be modified periodically as a result of ongoing research and development by Drury) may have an effect on performance results.

Notwithstanding these material differences among accounts, Drury believes the composites remain valid representations of the accounts included therein.

Table A-1 reflects the composite capsule performance results of all accounts traded according to Drury’s Diversified Trend-Following Program for the period January 2001 through October 31, 2006.

Table A-2 reflects the composite capsule performance results for other programs directed by Drury for the time period indicated by the table.

Table B-1 presents the pro forma composite performance results of the Diversified Trend- Following Program for the period January 2001 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund.

Table B-2 presents the actual performance of the Diversified Trend-Following Program as traded for the Fund for the period for the period May 1, 2003 through October 31, 2006.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Drury Capital, Inc.

Diversified Trend-Following Program

January 1, 2001 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	(0.51)%	(2.34)%	2.45%	7.76%	0.52%	(6.20)%
February	(0.69)	(4.57)	11.09	6.94	(1.32)	4.95
March	0.37	0.27	2.33	(6.32)	(2.05)	15.48
April	2.38	(5.56)	(6.97)	(4.10)	(3.68)	(4.19)
May	(2.15)	(4.02)	(6.06)	9.42	(5.13)	2.41
June	(1.28)	(2.42)	(1.21)	(6.35)	11.62	4.97
July	(6.44)	(0.65)	(0.45)	(4.41)	4.82	(3.66)
August	(1.22)	1.83	(5.85)	(0.87)	3.75	2.03
September	0.93	1.15	7.78	4.17	4.35	6.23
October	(4.47)	0.95	(1.13)	13.80	(9.42)	3.82
November	—	7.88	7.20	(1.03)	(5.97)	(9.34)
December	—	(2.78)	(0.36)	6.64	10.19	4.82

Annual (or Period) Rate of Return	(12.61)%	(10.47)%	7.27%	25.77%	5.53%	20.63%

		Compound Average Annual Rate of Return (1/01-10/31/06)				5.20%
Inception of Trading by CTA:			October 1992
Inception of Trading in Program:			May 1997
Number of Open Accounts as of October 31, 2006:			7
Aggregate Assets (Nominal Account Size) in all Programs:			$202,033,853		(10/06)
Aggregate Assets (Actual Funds) in all Programs:			$200,932,321		(10/06)
Aggregate Assets (Nominal Account Size) in Program:			$181,100,985		(10/06)
Aggregate Assets (Actual Funds) in Program:			$179,999,453		(10/06)
Largest Monthly Draw-Down:			9.42%		(10/02)
Largest Peak-to-Valley Draw-Down:			27.93%		(3/04-10/06)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by Drury Capital, Inc.

For the Period January 2001 Through October 31, 2006

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Nominal Assets in Program October 31, 2005	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2006		2005		2004	2003	2002	2001
Financial Strategy	Sep-05	1	$841,419	5.85%	(1/06)	16.47%	(12/05-10/06)	(14.63)		3.05		—	—	—	—
								(10 months	)	(4 months	)
Multi Strategy	Jun-06	1	20,091,449	1.28	(7/06)	1.28	(6/06-7/06)	0.72		—		—	—	—	—
								(5 months	)

Aggregate assets in all Drury programs were approximately $201 million (actual funds) and $202 million (nominal account size) as of October 31, 2006.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Drury Table A-1 and A-2

(a)	“Draw-Down” is defined as losses experienced by a trading program on a composite basis over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the trading program on a composite basis in any calendar month covered by the table expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program on a composite basis during a period covered by the table in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) for the period beginning April 1, 2004 is calculated using the Only Accounts Trading (OAT) method, which is Net Performance divided by Beginning Nominal Net Asset Value subject to certain adjustments. In this calculation, accounts are excluded from both Net Performance and Beginning Nominal Net Asset Value if their inclusion would materially distort the Monthly ROR. The excluded accounts include (1) accounts for which there was a material addition or withdrawal during the month, (2) accounts which were open for only part of the month and (3) accounts which had no open positions during the month because they were to be permanently closed. Such accounts were not charged with material nonrecurring costs during the month. For periods prior to April 1, 2004, Monthly ROR each month is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described above) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

Table B-1

Drury Capital, Inc.

Pro Forma Performance

Diversified Trend-Following Program

January 1, 2001 Through April 30, 2003

Percentage Pro Forma Monthly Rate of Return
	2003	2002	2001
January	9.11%	0.14%	(6.95)%
February	6.69	(1.86)	4.94
March	(6.81)	(2.56)	14.97
April	(5.24)	(4.32)	(5.72)
May	—	(5.60)	2.42
June	—	11.74	5.31
July	—	5.58	(4.96)
August	—	3.86	2.21
September	—	3.96	6.41
October	—	(12.05)	3.64
November	—	(7.26)	(11.12)
December	—	10.82	5.61

Annual (or Period) Rate of Return.	2.80%	(0.41)%	14.80%

Compound Average Annual Rate of Return (1/01-4/30/03)			7.17%
Largest Monthly Draw-Down:	12.05%		(10/02)
Largest Peak-to-Valley Draw-Down:	18.81%		(10/01-5/02)

Table B-2

Drury Capital, Inc.

Actual Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through October 31, 2006

Percentage Monthly Rate of Return
	2006	2005	2004	2003
January	(0.95)%	(2.98)%	1.51%	—
February	(0.94)	(4.78)	10.80	—
March	0.39	(0.33)	2.23	—
April	2.57	(6.07)	(7.68)	—
May	(2.97)	(4.63)	(7.25)	8.07%
June	(1.58)	(2.71)	(1.67)	(7.25)
July	(6.66)	(1.16)	(0.67)	(5.40)
August	(1.48)	2.42	(6.21)	(1.20)
September	1.05	(0.05)	6.63	3.84
October	(4.82)	1.18	(1.10)	13.75
November	—	7.27	8.19	(1.45)
December	—	(2.90)	(0.12)	6.55

Annual (or Period) Rate of Return	(14.66)%	(14.43)%	2.78%	16.20%

Compound Average Annual Rate of Return (5/03-10/31/06)				(3.83)%
Largest Monthly Draw-Down:				7.68%	(4/04)
Largest Peak-to-Valley Draw-Down:				34.73%	(3/04-10/06	)*

Notes to Tables B-1 and B-2 begin on page 19.

* See note 3 on page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Graham Capital Management, L.P. (Page 74)

Background (Page 74)

As of October 31, 2006, Graham had approximately $4.9 billion (including the nominal account size of any partially funded accounts) under management and the net assets of the Graham Master Fund totaled approximately $229 million.

Management (Page 74)

Sean D. Duffy is no longer a principal of Graham.

Alexander Mucelli, 43, is an Executive Vice President and a principal of Graham specializing in institutional client relationships as well as the development of structured products and portable alpha initiatives. Prior to joining Graham in March 2006, Mr. Mucelli held the positions of Chief Operating Officer and Head of Client Services at Arden Asset Management, LLC, a New York based fund of hedge funds. Prior to joining Arden in February 2003, Mr. Mucelli held various positions with Goldman Sachs & Co. from March 1994 to December 2002, including leadership roles within the firm’s sales and trading businesses, Goldman Sachs Wealth Management, and the Investment Banking Division (Mr. Mucelli was unemployed in January 2003). Mr. Mucelli received a B.A. in History from Hamilton College in 1986.

William Gerard Pertusi, 45, is the Risk Manager and a principal of Graham, responsible for identifying, monitoring and acting upon financial risks relative to financial returns in the diverse trading strategies. Prior to joining Graham in April 2006, Mr. Pertusi held the positions of Director and Risk Manager at SAC Capital Advisors LLC from July 2004 to April 2006. From July 2002 to July 2004 he was employed as a Portfolio Manager at SAC specializing in Mortgage Backed Securities. From March 1999 to July 2002, Mr. Pertusi held various positions with Lehman Brothers Inc. including Senior Vice President and Global Head of Content for e-Commerce. From January 1992 through February 1998 he worked at Lehman as Senior Vice President holding positions in sales, trading, and risk management. Mr. Pertusi worked at Credit Suisse First Boston as a Director from February 1998 through November 1998. He held the position of Vice President in fixed income sales at Salomon Brothers Inc. from June 1990 to January 1992 and Assistant Vice President in fixed income sales at The First Boston Corporation from June 1987 through June 1990. Mr. Pertusi received a B.S. in Electrical Engineering from Lehigh University in 1983, an M.B.A. from Harvard in 1987, and an M.S. in Mathematics from Fairfield University in 2006.

Leslie A. Falconio, 40, is a discretionary trader and a principal of Graham specializing in the U.S. fixed income markets with particular emphasis on relative value in the liquid interest rate markets, hedging strategies and derivatives. Prior to joining Graham in August 2005, Ms. Falconio was a founding member of Silex Capital Partners, LP, from April 2004 to July 2005. From November 2002 to May 2003, Ms. Falconio was a Senior Portfolio Manager at Soros Fund Management. From December 1995 to March 2002, Ms. Falconio was a Senior Portfolio Manager at OppenheimerFunds (Ms. Falconio was unemployed for the periods April 2002 to October 2002 and June 2003 to April 2004). From July 1992 to December 1995, Ms. Falconio was a Portfolio Manager at MetLife. From 1988 to 1990, Ms. Falconio was an auditor for Chase Bank. Ms. Falconio received an M.B.A. in Finance from the William E. Simon Graduate School of Business at the University of Rochester in 1992, and a B.S. in Finance and M.I.S from the State University of New York at Buffalo in 1988.

Peter Gehr Jepsen, 35, is a discretionary trader and a principal of Graham specializing in global macro markets with a focus on fixed income and currencies. Prior to joining Graham in March 2006, Mr. Jepsen was employed as a portfolio manager at Exis Capital Management in New York from March 2002 to March 2006. From February 2001 to February 2002, he worked as a portfolio manager at Argonaut Capital Management in New York. Mr. Jepsen began his career at Bankers Trust/Deutsche Bank Asset Management in June 1993 where he worked on the international fixed income desk and thereafter the domestic fixed income desk until

January 2001. He qualified as a Chartered Financial Analyst in 1996. Mr. Jepsen graduated from Bucknell University in June 1993 where he received his B.A. in Economics.

Raymond Timothy Murphy, 46, is a discretionary trader and a principal of Graham specializing in statistical option volatility strategies relating to equity index and individual commodity markets. Prior to joining Graham in September 2006, Mr. Murphy was president, from July 1992 through August 2006, of RTM Management, Inc., a consulting firm he founded concentrating on the development and implementation of trading strategies and index development. Mr. Murphy was the primary architect of the Standard & Poor’s Commodity Indices and served as a consultant to Standard & Poor’s periodically between 2001 and 2005. From June 1986 through June 1992, Mr. Murphy was also employed as a portfolio manager at Intermarket Management Inc. At various times during the period he worked at RTM Management, Inc., he was also an associated person with Carter Road (from March 2004 to December 2006), with Intermarket Brokerage LLC (from September 2002 through March 2004) and with Intermarket Asset Management LLC (from September 2002 through December 2003), where he was also a principal. Mr. Murphy received a B.S. in finance from Fairfield University in 1982.

Gina M. Palmieri, 46, is a discretionary trader and a principal of Graham specializing in U.S. fixed income markets with particular emphasis in structured finance credit sectors and fixed income hedging instruments. Prior to joining Graham in August of 2005, Ms. Palmieri was a founding partner of Silex Capital Partners, LP, from April 2004 to July 2005. From March 1994 to March 2002, Ms. Palmieri was a Senior Portfolio Manager at OppenheimerFunds (Ms. Palmieri was unemployed between April 2002 and March 2004). From October 1992 to March 1994, Ms. Palmieri was a structured products analyst and trader at MetLife. From January 1986 to June 1990, Ms. Palmieri was the Manager of SEC Reporting at ITT Hartford. From 1983 to 1985, Ms. Palmieri was a senior auditor at Coopers & Lybrand, during which time she also qualified as a Certified Public Accountant (CPA). Ms. Palmieri received an M.B.A. in Finance from The Wharton School at the University of Pennsylvania in 1992, and a B.S. in Accounting from the University of Connecticut at Storrs in 1983.

Past Performance of Graham (Page 79)

The composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) the extent to which nominal account size exceeds actual funds deposited with the futures commission merchant; (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the futures commission merchant on equity deposits and the amount of equity invested in interest-bearing obligations; (8) the amount of management fees and incentive compensation paid to Graham and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, the advisor believes that each composite performance record is a valid representation of the accounts included therein.

References to total assets managed by Graham in a particular program or overall and rate of return on net assets are based on nominal account size and may include client and proprietary funds. Nominal account size means the dollar amount that an advisor and its client have agreed in writing will determine the level of trading in the client’s account regardless of the amount of actual funds on deposit with the futures commission merchant. An account with a nominal account size greater than its actual funds is referred to as a “partially funded account.” Since partially funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment compared to fully-funded accounts.

As of October 31, 2006, Graham managed approximately $4.9 billion in assets (including the nominal account size of any partially funded accounts).

Table A-1 reflects the composite capsule performance results of all accounts traded according to Graham’s Multi-Trend Program at 125% Leverage for the period April 2006 (inception of trading) through October 31, 2006.

Table A-1A reflects the composite capsule performance results of all accounts traded according to Graham’s Multi-Trend Program at Standard Leverage for the period September 2003 (inception of trading) through October 31, 2006.

Table A-1B reflects the composite capsule performance results of all accounts traded according to the Global Diversified Program at Standard Leverage for the period January 2001 through October 31, 2006.

Table A-1C reflects the composite capsule performance results of all accounts traded according to the Graham Selective Trading Program at Standard Leverage for the period January 2001 through October 31, 2006.

Table A-1D reflects the composite capsule performance results of all accounts traded according to the K4 Program at Standard Leverage for the period January 2001 through October 31, 2006.

Table A-1E reflects the composite performance results of all accounts traded according to Graham’s K5 Program at Standard Leverage for the period June 2003 (inception of trading) through October 31, 2006.

Table A-2 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Graham for the time periods indicated on the table.

Table B-1 presents the pro forma composite performance results of the Multi-Trend Program at Standard Leverage for the period September 2003 through May 31, 2006. This table has not been adjusted to reflect the increased leverage that will be employed by the Fund.

Table B-2 presents the actual performance of the Multi-Trend Program at 125% Leverage as traded for the Fund for the period June 1, 2006 through October 31, 2006.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Graham Capital Management, L.P.

Multi Trend Program at 125% Leverage.

April 2006 (Inception of Trading) Through October 31, 2006

	2006
January	—
February	—
March	—
April	4.36
May	(2.81)
June	(1.45)
July	(2.06)
August	(2.22)
September	1.30
October	0.41
November	—
December	—

Annual (or Period) Rate of Return	(2.63)%

Inception of Trading by CTA:	February 2, 1995
Inception of Trading by Program:	April 1, 2006
Number of Open Accounts as of October 31, 2006	1
Aggregate Assets (Nominal Account Size) in all Programs:	$4,853,826,000	(10/06)
Aggregate Assets (Nominal Account Size in Program:	$226,864,000	(10/06)
Largest Monthly Draw-Down:	2.81%	(5/06)
Largest Peak-to-Valley Draw-Down:	8.27%	(4/06-8/06)

Table A-1A

Graham Capital Management, L.P.

Multi Trend Program at Standard Leverage

September 2003 (Inception of Trading) Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003
January	0.69%	(6.00)%	(0.63)%	—
February	(0.03)	(0.68)	6.08	—
March	2.11	(2.11)	(0.65)	—
April	4.67	(5.65)	(8.05)	—
May	(2.26)	0.90	(2.69)	—
June	(0.81)	1.94	(3.17)	—
July	(1.70)	(0.34)	(3.05)	—
August	(1.90)	1.28	(2.23)	—
September	1.01	1.69	1.41	(7.67)%
October	0.30	(0.25)	3.38	8.21
November	—	1.20	3.89	0.93
December	—	(1.38)	3.40	2.97

Annual (or Period) Rate of Return	1.90%	(9.37)%	(3.14)%	3.83%

Compound Average Annual Rate of Return (9/03-10/31/06)				(2.31)%
Inception of Trading by CTA:		February 1995
Inception of Trading in Program:		September 2003
Number of Open Accounts as of October 31, 2006:		1
Aggregate Assets (Nominal Account Size) in all Programs:		$4,853,826,000		(10/06)
Aggregate Assets (Nominal Account Size) in Program:		$33,221,000		(10/06)
Largest Monthly Draw-Down:		8.05%		(4/04)
Largest Peak-to-Valley Draw-Down:		18.41%		(2/04-8/04)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Table A-1B

Graham Capital Management, L.P.

Global Diversified Program at Standard Leverage

January 1, 2001 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	1.39%	(5.64)%	0.99%	6.54%	1.52%	(1.40)%
February	0.05	(1.07)	6.10	5.77	(2.39)	1.56
March	2.88	0.67	0.08	(6.13)	(2.22)	7.98
April	3.95	(5.30)	(6.14)	(0.23)	(3.62)	(8.53)
May	(1.35)	0.62	(2.99)	6.04	3.44	0.76
June	(0.17)	2.29	(2.25)	(3.93)	6.35	(0.08)
July	(1.24)	(1.43)	(3.07)	(0.70)	6.62	(1.28)
August	(0.82)	2.28	0.57	0.57	4.58	4.68
September	1.61	2.15	3.70	(5.95)	3.91	8.05
October	0.44	0.74	5.07	5.66	(4.64)	6.63
November	—	0.70	3.92	0.76	(2.39)	(9.68)
December	—	(0.92)	3.38	3.07	6.87	(0.06)

Annual (or Period) Rate of Return	6.80%	(5.19)%	8.91%	10.81%	18.40%	7.02%

Compound Average Annual Rate of Return (1/01-10/31/06)						7.78%
Inception of Trading by CTA:			February 2, 1995
Inception of Trading in Program:			February 2, 1995
Number of Open Accounts as of October 31, 2006:			7
Aggregate Assets (Nominal Account Size) in all Programs:			$4,853,826,000		(10/06)
Aggregate Assets (Nominal Account Size) in Program:			$529,039,000		(10/06)
Largest Monthly Draw-Down:			10.12%		(11/01)
Largest Peak-to-Valley Draw-Down:			16.40%		(10/01-4/02)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-1C

Graham Capital Management, L.P.

Selective Trading Program at Standard Leverage

January 1, 2001 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	0.65%	(8.77)%	0.08%	10.64%	1.45%	0.19%
February	(0.23)	(0.08)	5.07	8.19	(2.62)	5.24
March	2.12	(4.11)	(2.08)	(5.36)	(1.64)	8.46
April	4.31	(6.32)	(9.77)	0.56	(2.15)	(12.98)
May	(1.61)	0.78	(3.13)	5.16	4.22	(2.90)
June	(0.83)	1.36	(3.49)	(3.38)	11.62	(1.47)
July	(1.64)	1.62	(2.08)	(2.60)	10.58	(0.29)
August	(2.13)	2.57	(5.59)	0.39	3.88	0.71
September	0.75	2.33	1.25	(7.96)	5.33	18.76
October	0.21	0.08	1.09	8.55	(6.39)	7.83
November	—	2.10	6.46	3.29	(3.15)	(15.45)
December	—	(1.18)	6.60	4.31	7.24	(2.86)

Annual (or Period) Rate of Return	1.44%	(9.91)%	(6.73)%	21.83%	30.12%	0.56%

	Compound Average Annual Rate of Return (1/01-10/31/06)					5.40%
Inception of Trading by CTA:			February 2, 1995
Inception of Trading in Program:			January 7,1998
Number of Open Accounts as of October 31, 2006:			3
Aggregate Assets (Nominal Account Size) in all Programs:			$4,853,826,000		(10/06)
Aggregate Assets (Nominal Account Size) in Program:			$228,621,000		(10/06)
Largest Monthly Draw-Down:			15.60%		(11/01)
Largest Peak-to-Valley Draw-Down:			23.64%		(2/04-8/04)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-1D

Graham Capital Management, L.P.

K4 Program at Standard Leverage

January 1, 2001 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	0.42%	(6.94)%	0.40%	5.13%	1.01%	2.37%
February	(0.52)	(0.54)	5.18	6.14	(1.14)	5.01
March	0.85	(3.03)	0.05	(4.12)	(0.82)	9.08
April	4.40	(7.25)	(6.87)	1.68	(6.41)	(7.16)
May	(2.10)	1.24	(1.51)	4.55	3.10	1.57
June	(0.92)	4.78	(3.45)	(4.05)	9.17	(0.49)
July	(1.76)	(1.41)	(3.57)	(1.45)	11.12	(4.07)
August	(2.57)	(1.21)	(0.15)	2.56	5.38	4.36
September	0.43	3.61	0.16	(8.27)	5.81	13.87
October	1.20	(0.91)	4.39	7.53	(3.90)	7.54
November	—	1.81	4.01	2.57	(1.07)	(5.99)
December	—	(2.16)	2.53	4.90	5.64	2.15

Annual (or Period) Rate of Return	(0.75)%	(12.04)%	0.45%	17.06%	29.82%	29.54%

Compound Average Annual Rate of Return (1/01-10/31/06)						9.81%
Inception of Trading by CTA:			February 2, 1995
Inception of Trading in Program:			January 4, 1999
Number of Open Accounts as of October 31, 2006:			3
Aggregate Assets (Nominal Account Size) in all Programs:			$4,853,826,000		(10/06)
Aggregate Assets (Nominal Account Size) in Program:			$255,957,000		(10/06)
Largest Monthly Draw-Down:			9.07%		(9/03)
Largest Peak-to-Valley Draw-Down:			16.76%		(12/04-4/05)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-1E

Graham Capital Management, L.P.

K5 Program at Standard Leverage

June 2003 (Inception of Trading) Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003
January	(0.43)%	(2.95)%	(1.52)%	—
February	0.17	(1.14)	8.43	—
March	2.85	(1.97)	0.17	—
April	5.04	(5.01)	(8.83)	—
May	(3.30)	0.98	(2.58)	—
June	(1.70)	0.02	(3.49)	(3.76)%
July	(1.80)	(0.19)	(0.70)	(1.31)
August	(2.46)	2.44	(3.96)	(0.09)
September	0.82	0.28	1.38	(8.84)
October	(0.96)	(0.08)	4.22	12.17
November	—	0.63	2.34	(0.91)
December	—	(1.75)	1.87	1.78

Annual (or Period) Rate of Return	(2.04)%	(8.60)%	(3.68)%	(2.14)%

Compound Average Annual Rate of Return (6/03-10/31/06)	(4.84)%

Inception of Trading by CTA:	February 2, 1995
Inception of Trading in Program:	June 2003
Number of Open Accounts as of October 31, 2006:	1
Aggregate Assets (Nominal Account Size) in all Programs:	$4,853,826,000	(10/06)
Aggregate Assets (Nominal Account Size) in Program:	$199,034,000	(10/06)
Largest Monthly Draw-Down:	9.14%	(4/04)
Largest Peak-to-Valley Draw-Down:	18.25%	(3/04-8/04)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by Graham Capital Management, L.P.

For the Period January 1, 2001 Through October 31, 2006

Name of Program	Inception of Trading Program	Number of Open Accounts	Aggregate Assets (Nominal Account Size) in Program October 31, 2006	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2006		2005	2004	2003		2002	2001
K-4 Program at 150% Leverage	Jun-99	8	$527,691,000	13.62%	(9/03)	24.37%	(12/04-4/05)	2.66		(15.79)	0.53	24.13		48.10	43.14
								(10 months	)
Global Diversified Program at 150% Leverage	May-97	10	$413,880,000	15.77%	(11/01)	24.27%	(10/01-4/02)	7.58		(9.13)	12.67	17.82		32.25	12.16
								(10 months	)
Graham Selective Program at 150% Leverage	Jan-04	1	$33,135,000	13.93%	(4/04)	33.37%	(2/04-8/04)	4.88		(14.05)	(11.09)	—		—	—
								(10 months	)
Proprietary Matrix Program	Jul-99	1	$547,519,000	11.16%	(11/01)	15.71%	(10/01-4/02)	4.07		(3.98)	(0.29)	11.55		28.10	6.77
								(10 months	)
Fed Policy Program	Aug-00	1	$1,710,082,000	3.41%	(1/02)	4.84%	(2/06-7/06)	3.80		14.38	7.71	3.40		17.90	16.88
								(10 months	)
Discretionary Trading Group at Standard Leverage	Jan-99	1	$421,221,000	2.54%	(7/03)	2.85%	(5/03-8/03)	7.81		12.25	8.16	2.31		13.58	15.55
								(10 months	)
The New Frontier Program	Dec-03	1	$4,155,000	4.52%	(4/04)	7.20%	(2/04-7/04)	3.87		(2.84)	3.56	2.71		—	—
								(10 months	)			(1 month	)
Discretionary Trading Group Program at 2x Leverage	Nov-05	1	$214,768,000	1.48%	(5/06)	2.29	(2/06-6/06)	11.96		5.36	—	—		—	—
								(10 months	)	(2 months )
Alternative Investment Program	Aug-06	2	$10,321,000	N/A	N/A	N/A	N/A	5.17		—	—	—		—	—
								(3 months	)
Global FX Program	May-97	N/A-Closed	N/A-Closed	5.84	(7/01)	13.62	(1/01-10/01)	—		—	—	—		—	(8.47)

Non-Trend Based Program at Standard Leverage	Jan-99	N/A-Closed	N/A-Closed	3.11%	(3/01)	9.52%	(1/01-6/01)	—		—	—	—		—	(9.54)
															(6 months )
Non-Trend Based Program at 150% Leverage	Jun-99	N/A-Closed	N/A-Closed	4.29%	(3/01)	12.95%	(1/01-6/01)	—		—	—	—		—	(12.95)
															(6 months )

Aggregate assets in all Graham programs were approximately $4.9 billion (nominal account size) as of October 31, 2006.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Graham Tables A-1 and A-2

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account included in a program composite in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in a program composite during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing net income for the month by net asset value as of the beginning of the month (including contributions made at the start of the month). For purposes of the Monthly ROR calculation, the net asset value may include certain accounts that were either completely or partially funded. In months where asset changes are made mid-month, rates of return are calculated pursuant to the Compounded Rate of Return Method. Rate of return under this method is calculated by dividing the accounting period, i.e., the month, into smaller periods and compounding the rates of return for such sub-periods.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Tables A-1A through A-1E.

(f)	“Inception of Trading by CTA” is the date on which Graham began trading client accounts.

(g)	“Inception of Trading Program” is the date on which Graham began trading client accounts pursuant to the program shown.

(h)	“Aggregate Assets in all Programs” is the aggregate amount of assets in accounts at their nominal account size under the management of Graham as of October 31, 2006.

(i)	“Aggregate Assets in Program” is the aggregate amount of assets in the respective program as of October 31, 2006, and is based on nominal account size.

Additional Footnote for Qualified Eligible Person Accounts

Graham advises exempt accounts for Qualified Eligible Persons. The performance of certain of these accounts is not included in the composite performance records. Graham also advises accounts that do not trade commodity futures, the performance of which is not included in the composite performance records.

Table B-1

Graham Capital Management, L.P.

Pro Forma Performance

Multi Trend Program at Standard Leverage

September 2003 Through May 31, 2006

	Percentage Pro Forma Monthly Rate of Return
	2006	2005	2004	2003
January	0.36%	(6.87)%	(0.86)%	—
February	(0.35)	(1.03)	6.17	—
March	1.80	(2.48)	(1.04)	—
April	4.52	(6.31)	(8.29)	—
May	(2.68)	0.47	(3.11)	—
June	—	1.60	(3.40)	—
July	—	(0.67)	(3.19)	—
August	—	0.96	(2.58)	—
September	—	1.39	1.07	(5.54)%
October	—	(0.56)	3.14	6.29
November	—	1.15	3.67	0.96
December	—	(1.61)	2.77	3.22

Annual (or Period) Rate of Return	3.56%	(13.50)%	(6.35)%	4.63%

Compound Average Annual Rate of Return (9/03-5/31/06)				(4.63)%
Largest Monthly Draw-Down:		8.29%	(4/04)
Largest Peak-to-Valley Draw-Down:		25.07%	(2/04-4/05)*

The table above has not been adjusted to reflect the increased leverage that will be employed by the Fund. Such adjustment would have resulted in lower rates of return in 2004 and 2005.

Table B-2

Graham Capital Management, L.P.

Actual Performance

Citigroup Diversified Futures Fund, L.P.

June 1, 2006 Through October 31, 2006

Percentage Monthly Rate of Return
	2006
January	—
February	—
March	—
April	—
May	—
June	(1.89)%
July	(2.49)
August	(2.66)
September	0.77
October	0.04
November	—
December	—

Annual (or Period) Rate of Return	(6.12)%

Largest Monthly Draw-Down:	2.66%	(8/06)
Largest Peak-to-Valley Draw-Down:	6.88%	(6/06-8/06)*

Notes to Tables B-1 and B-2 begin on page 19.

*See note 3 on page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

John W. Henry & Company, Inc. (Page 89).

Background (Page 89)

As of October 31, 2006, JWH had approximately $1.9 billion (including the nominal account size of any partially funded accounts) under management.

Trade Placement (Page 91)

JWH enters orders electronically on behalf of its client accounts. JWH, in its discretion, may also continue to place orders by traditional means, including telephone and telecopy. JWH believes that electronic trading provides a faster method of accessing the variety of markets that it trades than the traditional method of placing orders over the telephone. Electronic trading provides for greater order execution risk controls to be incorporated into the order placement process which should reduce the potential for order entry errors. Electronic trading also increases the overall level of confidentiality for JWH with respect to the marketplace, and will reduce the risk of miscommunication of instructions between JWH and executing brokers. Trade processing efficiency is another key benefit to electronic trading.

Electronic Trading and Order Routing Systems.

JWH may from time to time trade on electronic trading and order routing systems, which differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchanges offering the system or listing the contract. Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching procedures, opening and closing procedures and prices, error trade policies and trading limitations or requirements. There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times and security. In the case of internet-based systems, there may be additional risks related to service providers and the receipt and monitoring of electronic mail.

Trading through an electronic trading or order routing system is also subject to risks associated with system or component failure. In the event of system or component failure, it is possible that for a certain time period, it might not be possible to enter new orders, execute existing orders or modify or cancel orders that were previously entered. System or component failure may also result in loss of orders or order priority. Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours. Exchanges offering an electronic trading or order routing system and listing the contract may have adopted rules to limit their liability, the liability of futures brokers and software and communication system vendors and the amount that may be collected for system failures and delays. These liability limitation provisions vary among the exchanges.

Reliance on Timely and Accurate Market Data.

JWH’s ability to detect market trends and trade them profitably depends on its access to timely and accurate market price data throughout the trend identification and trading processes. If price data is not available or is delayed, JWH would be unable to trade for client accounts until reliable data sources have been restored. Data reconciliation procedures are applied each day to confirm accurate price quotations, and on the subsequent day prices that were employed in the JWH systems are re-reconciled in an attempt to identify changes from previously posted prices. JWH’s traders are required to confirm a price from multiple sources before executing a trade, and, during volatile market conditions, traders request confirmation of high and low prices from the floor before placing a trade. Inaccurate information may be generated by a data vendor, or an exchange may transmit inaccurate prices that a vendor then distributes to JWH, but which are later cancelled or amended by the exchange. In addition, JWH may obtain from third parties, such as clearing firms, information about prices or about contract specifications and changes to them. Inaccurate price information may cause JWH to enter or close trades that it would not otherwise have entered or closed, to trade or fail to trade at times that would have been indicated by accurate data, or to be completely unable to place a trade. Communications or technical failure may also cause an electronic trading tool to fail, which could cause JWH to fail to act when a trading stop is reached. As a result of such potential data problems, client accounts may be unable to exit positions or miss the opportunity to establish new positions. JWH receives price data electronically. Data providers typically make no representations or warranties about the accuracy or timeliness of the data they provide, and assume no financial liability for lost profits, trading losses or other consequential damages. Data providers also disclaim any responsibility for events of force majeure, as well as for actions (or inaction) of third party information, hardware and software providers, and for interruption of means of communication.

Because all of the data required for JWH’s trading is provided from third parties, JWH, cannot, despite its employment of the precautions described above, make any assurances that its efforts will detect erroneous or incomplete data, or prevent client accounts from incurring losses or missing profit opportunities.

Business Interruption Risk.

During both 2004 and 2005, the operations of JWH at its Boca Raton, Florida, offices were disrupted by hurricanes which required recovery periods to re-establish communications and other utilities. JWH continued its trading operations during those periods without interruption from back up locations. Any future business interruption events, whether weather- related or otherwise, that affect the south Florida area could similarly disrupt the trading operations of JWH, despite the back up precautions it has established. JWH has a business continuity plan, but it cannot guarantee that business interruption events will not have an impact on its operations.

Principals of JWH (Page 96)

As of January 3, 2007, the following changes in the principals of JWH became effective:

Mr. Kenneth S. Webster became the president and chief operating officer of JWH; Mr. Matthew J. Driscoll became chief investment officer and director of research of JWH; and Mr. Michael Flannery became chief trader of JWH.

Michael Flannery, 42, is chief trader of JWH. Mr. Flannery joined JWH in November 1997 and has served as trading desk manager since January 1998. He began his career in 1987 with Refco, Inc. where he held positions of increasing responsibility in research, operational systems development and brokerage services until late 1990. From late 1990 until May 1994 he was co-founder, president and head trader of MTF Ltd., a 24-hour trading operation that was responsible for the execution and implementation of multiple trading systems for a high net worth investor. From May 1994 until January 1995, he was partner and head trader for Lindahl & Flannery Capital Management, a diversified futures portfolio manager that was based on the proprietary trading disciplines developed by partner John Lindahl. Prior to joining JWH in late 1997 Mr. Flannery was a Vice President and Operations Manager at Refco Institutional Management (RIM), which provided brokerage services to the commodity trading advisor and hedge fund community. Mr. Flannery received a BA in Sociology and Economics from Yale University in 1987.

As of January 12, 2007, Dr. Mark S. Rzepczynski is no longer associated in any capacity with JWH or any of its affiliated companies.

Past Performance of JWH (Page 99)

Table A-1 sets forth the composite capsule performance results of all accounts traded according to the GlobalAnalytics Program for the period January 2001 through October 31, 2006.

Table A-2 reflects the composite capsule performance results of all other trading programs directed by JWH during the periods indicated on the table.

Table A-3 reflects the composite capsule performance results of JWH’s Exclusive Fund Accounts during the periods indicated on the table.

Table B-1 presents the pro forma results of the GlobalAnalytics Program for the period January 2001 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund.

Table B-2 presents the actual performance of the GlobalAnalytics Program as traded for the Fund for the period May 1, 2003 through October 31, 2006.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

John W. Henry & Company, Inc.

GlobalAnalytics® Program

January 1, 2001 Through October 31, 2006

	Percentage Monthly Rate of Return

	2006	2005	2004	2003	2002	2001
January	0.13%	(6.98)%	2.21%	7.70%	(0.90)%	0.44%
February	(6.03)	(2.10)	8.19	5.07	(5.58)	0.99
March	6.65	6.01	1.98	(4.73)	0.38	6.59
April	14.38	(10.51)	(11.55)	1.16	(2.63)	(8.15)
May	(4.20)	3.60	(4.45)	8.82	2.62	(0.77)
June	(11.58)	5.32	(5.94)	(6.01)	14.90	(2.42)
July	(13.59)	(0.81)	7.51	0.01	8.31	(1.08)
August	6.69	12.11	(6.84)	2.18	5.65	1.14
September	7.47	2.85	10.74	(2.81)	6.67	2.38
October	(2.42)	(4.01)	12.25	(4.73)	(7.33)	6.13
November	—	7.29	2.89	(7.44)	(7.68)	(10.45)
December	—	(9.80)	(2.35)	7.14	12.12	3.06

Annual (or Period) Rate of Return.	(6.00)%	0.15%	12.14%	4.67%	26.26%	(3.53)%

Compound Average Annual Rate of Return (1/01-10/31/06)						5.22%
Inception of Trading by CTA:			October 1982
Inception of Trading in Program:			June 1997
Number of Open Accounts as of October 31, 2006:			8
Aggregate Assets in all Programs:			$1,890,859,140		(10/06)
Aggregate Assets in Program:			$206,469,102		(10/06)
Largest Monthly Draw-Down:			13.59%		(7/06)
Largest Peak-to-Valley Draw-Down:			26.81%		(4/06-7/06)

Notes follow Table A-3.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by John W. Henry & Company, Inc.

For the Period January 1, 2001 Through October 31, 2006

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program October 31, 2006	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2006		2005	2004	2003	2002		2001
Global Diversified Portfolio	Jun-88	4	$44,761,850	20.7%	(11/01)	32.9%	(2/03-7/04)	(8.2)		(14.9)	27.6	(0.7)	43.3		(7.6)
								(10 months	)
JWH GlobalAnalytics®99	Mar-99	0	$0	9.6%	(11/01)	14.8%	(10/01-4/02)	—		—	—	1.3	24.9		(2.8)
												(2/1-4/30)			(9/27-12/31)
Financial and Metals Portfolio	Oct-84	12	$233,865,242	17.8%	(11/01)	33.3%	(2/04-7/04)	(6.0)		(17.3)	6.0	19.4	45.1		7.1
								(10 months	)
Worldwide Bond Program (i)	Jul-96	1	$4,038,519	12.4%	(6/03)	36.4%	(6/03-2/06)	(2.3)		(15.8)	9.0	(22.5)	—		—
								(10 months	)			(7 months )
International Foreign Exchange Program	Aug-86	4	$137,804,350	13.2%	(1/05)	39.9%	(12/03-7/06)	(13.8)		(21.0)	(9.1)	16.0	18.7		28.8
								(10 months	)
G-7 Currency Portfolio	Feb-91	0	$0	11.8%	(1/05)	39.9%	(5/03-7/06)	(20.4)		(5.3)	(9.1)	8.1	13.3		0.2
								(7 months	)
Dollar Program (i)	Jul-96	0	$0	N/A	(N/A )	N/A	(N/A )	—		—	—	—	—		—

Strategic Allocation Program	Jul-96	11	$1,250,868,493	14.7%	(11/01)	31.7%	(5/03-8/04)	(12.4)		(19.2)	13.7	8.4	30.9		(1.1)
								(10 months	)
Currency Strategic Allocation Program	Nov-02	3	$13,051,584	14.5%	(1/05)	45.6%	(12/03-10/06)	(27.3)		(20.8)	(5.6)	13.0	5.9		—
								(10 months	)				(2 Months	)
Global Financial and Energy Portfolio	Jun-94	N/A-Closed	N/A-Closed	25.9%	(10/03)	54.8%	(10/04-6/06)	(38.8)		(16.5)	30.7	0.4	10.5		(4.2)
								(6 months	)
Original Investment Program	Oct-82	N/A-Closed	N/A-Closed	25.1%	(4/05)	59.2%	(2/03-6/05)	(11.0)		(27.6)	(0.2)	(5.5)	21.5		(16.8)
								(2 months	)
World Financial Perspective	Apr-87	N/A-Closed	N/A-Closed	10.7%	(6/01)	22.8%	(3/01-4/02)	—		—	—	—	(5.9)		(10.7)
													(5 Months	)
International Currency and Bond Portfolio	Jan-93	N/A-Closed	N/A-Closed	7.9%	(6/01)	8.3%	(3/01-6/01)	—		—	—	—	—		1.9
															(6 Months )

JWH began trading client capital in October 1982. Aggregate assets in all JWH programs were approximately $1.9 billion as of October 31, 2006.

(i)	In order to provide a continuous performance record for the Worldwide Bond Program from January 1, 2001, and the Dollar Program subsequent to January 1, 2001, performance information of the Exclusive Fund Accounts is provided on Table A-3. These accounts (the “Exclusive Fund Accounts”) are currently traded as part of JWH’s Strategic Allocation Program (“SAP”) and, for the time periods indicated, were the only accounts traded in those programs. All accounts investing in SAP are subject to various discretionary trading adjustments including the selection of programs, ongoing allocations and reallocations of assets among the individual program components, as well as periodic adjustments to the position size in relation to account equity. In addition, the Dollar Program is included in the Currency Strategic Allocation Program (CSAP). However, the Exclusive Fund Account tables in this section only include the allocation to SAP in order to present Dollar Program performance on a consistent basis (The Dollar Program allocation to SAP trades with a different degree of leverage than the Dollar Program allocation to CSAP). For the period beginning February 4, 2000, these Exclusive Fund Accounts traded at a degree of leverage that is not available to clients who invest in these programs individually.

Notes follow Table A-3.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-3

John W. Henry & Company, Inc.

Exclusive Fund Accounts

January 1, 2001 Through October 31, 2006

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program October 31, 2006	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2006	2005	2004	2003	2002	2001
Worldwide Bond Program Exclusive	May-98	11	$232,263,571	16.9%	(11/01)	31.7%	(6/05-2/06)	0.4 (10 months)	(15.7)	16.3	(3.5)	36.1	0.8

Dollar Program Exclusive	May-98	22	$195,489,409	18.7%	(1/05)	51.5%	(12/04-10/06)	(34.2) (10 months)	(26.3)	7.9	22.2	44.4	1.5

JWH G-7 Currency Exclusive	July-06	3	$2,322,019	4.2%	(7/06)	4.2%	(7/06-7/06)	8.0 (4 months)	—	—	—	—	—

JWH began trading client capital in October 1982. Aggregate assets in all JWH programs were approximately $1.9 billion as of October 31, 2006.

Notes follow Table. Also, see note (i) on Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to JWH Tables A-1, A-2 and A-3

Composite Performance Presentation

The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. You are further cautioned that the data set forth in the performance records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

An investor should note that the composite performance presentations include individual accounts, which even though traded according to the same investment program may have materially different rates of return. The reasons for these material differences among accounts may include a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; b) the period during which accounts are active; c) client trading restrictions, including futures vs. forward contracts and contract months; d) trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment for new accounts and new capital; e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; f) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker; h) the timing of orders to open or close positions; i) the market conditions, which in part determine the quality of trade executions; j) variations in fill prices; and k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, JWH believes that the composite remains a valid representation of the accounts included therein.

For the purpose of determining whether material differences exist among accounts traded pursuant to the same investment program, JWH uses the following method. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i)-(iii) is satisfied in the review, then the results within the designated range are deemed “materially the same” or “not materially different.” The parameters (i)-(iii) determine if differences between accounts are materially different. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters (i)-(iii) is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH’s current minimum account size, JWH’s policy is to provide separate performance information when an account is consistently performing differently on a gross trading basis from the other JWH accounts traded pursuant to the same investment program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

The calculation of management and incentive fees is subject to variation due to the agreed upon definitions contained in each account’s advisory agreement. Management fees historically ranged from 0% to 6% of assets under management; incentive fees ranged from 0% to 25% of trading profits. From time to time, such variations in advisory fees may have a material impact on the performance of an account.

Position Size in Relation to Account Equity

During the periods covered by the performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire investment programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH has implemented certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity currently used may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

All JWH Investment Programs—reduced 50% on an interim basis commencing on March 4, 2003 and then increased to previous position sizes on April 9, 2003

Original Investment Program—reduced 25% commencing in October 1995 and reduced an additional 50% commencing in April 2005

Financial and Metals Portfolio—reduced 50% commencing in August 1992

Global Financial & Energy Portfolio—reduced 50% commencing in April 1995

G-7 Currency Portfolio—increased 50% commencing in May 1998

Worldwide Bond Program—increased 25% commencing in March 2000 and increased an additional 20% commencing in June 2000. These changes represent an overall position size increase of 50% since March 2000.

Dollar Program—increased 25% commencing in July 2001.

Definition of Capsule Terms

Number of Open Accounts is the number of accounts directed by JWH pursuant to the investment program shown as of October 31, 2006.

Assets Under Management in a program is the aggregate amount of assets in the respective program as of October 31, 2006 and is based on nominal account size.

Drawdown is defined as losses experienced by the program over a specified period of time.

Largest Monthly Drawdown is the largest monthly loss experienced by the program on a composite basis during the last five year and year to date period in the relevant investment program in any calendar month. “Loss” for these purposes is calculated on the basis of the loss experienced, expressed as a percentage of nominal account size. Largest monthly drawdown information includes the month and year of such drawdown.

Largest Peak-to-Valley Drawdown is the largest percentage decline by the program on a composite basis during the last five year and year to date period in the relevant investment program (after eliminating the effect of additions and withdrawals) from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end, expressed as a percentage of the total equity (including the difference between nominal account size and actual funds) in the program.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month’s compounded monthly rate of return similarly expressed. One

(1) is then subtracted from the product. For periods less than one year, the results are year-to-date.

Compounded Annualized Rate of Return is calculated in a manner similar to Annual Rate of Return except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance records and then one (1) is subtracted.

Monthly Rates of Return are daily compounded monthly rates of return in the investment program. The daily compounded monthly rate of return is calculated by compounding the daily rates of return over the number of days in the month. For example, each of the daily rates of return in hundredths is added to one (1) and the result is multiplied by the previous day’s daily rate of return similarly expressed. One (1) is then subtracted from the product. The daily rates of return are calculated by dividing the day’s net performance by the sum of the beginning equity, plus additions minus withdrawals for the day.

Proprietary capital is included in the rates of return for the Original Investment Program, the Global Diversified Portfolio, the Global Financial & Energy Portfolio, and the G-7 Currency Portfolio pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner as client funds, and have been subject to all of the same fees and expenses charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

Additional Notes

JWH GlobalAnalytics® 99. In March 1999, an additional account began trading pursuant to the JWH GlobalAnalytics® Family of Programs methodology. Due to the size of the account, it may have different results than the other accounts using this same methodology. As a result, performance for this account is shown separately through September 2000. As of October 2000, the account increased its size to a level sufficient to trade in JWH GlobalAnalytics®. A new account was added to JWH GlobalAnalytics® 99 on September 27, 2001. As of January 1, 2003, this account increased its size to a level sufficient to trade in JWH GlobalAnalytics. A new account was added to JWH GlobalAnalytics 99 on February 1, 2003. As of March 31, 2003, this account increased its size to a level sufficient to trade JWH GlobalAnalytics.

Table B-1

John W. Henry & Company, Inc.

Pro Forma Performance

GlobalAnalytics® Program

January 1, 2001 Through April 30, 2003

	Percentage Pro Forma Monthly Rate of Return
	2003	2002	2001
January	7.19%	(1.11)%	(0.15)%
February	5.04	(5.70)	0.73
March	(5.05)	0.28	5.99
April	0.92	(2.81)	(8.90)
May	—	2.33	(1.16)
June	—	14.68	(2.83)
July	—	8.89	(1.56)
August	—	5.39	0.90
September	—	6.52	2.23
October	—	(7.50)	5.79
November	—	(7.48)	(11.07)
December	—	12.25	2.62

Annual (or Period) Rate of Return	7.89%	25.25%	(8.56)%

Compound Average Annual Rate of Return (1/01-4/30/03)			9.49%
Largest Monthly Draw-Down:	11.07%		(11/01)
Largest Peak-to-Valley Draw-Down:	22.04%		(3/01-4/02)

Table B-2

John W. Henry & Company, Inc.

Actual Fund Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003
January	(0.14)%	(7.95)%	0.31%	—
February	(6.12)	(2.12)	8.31	—
March	6.71	5.23	1.97	—
April	13.54	(10.29)	(11.99)	—
May	(3.04)	2.65	(4.15)	5.38%
June	(12.72)	6.29	(6.70)	(6.36)
July	(13.88)	(1.54)	7.23	0.05
August	6.54	12.65	(6.74)	2.00
September	7.81	2.25	10.64	(3.45)
October	(2.60)	(3.41)	10.72	(4.40)
November	—	6.72	3.67	(8.10)
December	—	(9.97)	(1.99)	8.19

Annual (or Period) Rate of Return	(7.39)%	(2.33)%	8.53%	(7.58)%

Compound Average Annual Rate of Return (5/03-10/31/06)				(2.74)%
Largest Monthly Draw-Down:				13.88%	(7/06)
Largest Peak-to-Valley Draw-Down:				27.12%	(4/06-7/06)*

Notes to Tables B-1 and B-2 begin on page 19.

*See note 3 on Page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Willowbridge Associates Inc. (Page 107)

Background (Page 107)

As of October 31, 2006, Willowbridge had approximately $494 million (including the nominal account size of any partially funded accounts) under management and the net assets of the Willowbridge Master Fund totaled approximately $177 million.

Past Performance of Willowbridge (Page 110)

The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same strategy or program, can have varying investment results. The reasons for this are numerous material differences among accounts: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) leverage employed; (d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a strategy or program; (e) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; (f) the amount of management and incentive fees and the amount of brokerage commissions; (g) the timing of orders to open or close positions; (h) the market conditions, which in part determine the quality of trade executions; and (i) trading instructions and restrictions of the client.

Notwithstanding these material differences among accounts, Willowbridge believes that the composites remain valid representations of the accounts included therein.

Table A-1 reflects the composite capsule performance results of all accounts traded according to Willowbridge’s Select Investment Program using the Argo Trading System for the period January 2001 through October 31, 2006.

Table A-2 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Willowbridge for the time periods indicated on the table.

Table B-1 presents the pro forma performance results of the Argo Trading System for the period January 2001 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund.

Table B-2 presents the actual performance of the Argo Trading System as traded for the Fund for the period May 1, 2003 through October 31, 2006.

THE INFORMATION SET FORTH BELOW IN TABLES A-1 AND A-2 HAS NOT BEEN AUDITED BUT IN THE OPINION OF WILLOWBRIDGE PRESENTS ACCURATELY THE PERFORMANCE OF THE ACCOUNTS SHOWN FOR THE PERIODS INDICATED.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

Willowbridge Associates Inc.

Argo Trading System

January 1, 2001 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	(5.13)%	(9.80)%	3.16%	11.86%	2.31%	2.14%
February	(8.74)	(3.56)	21.74	14.61	(7.73)	(1.72)
March	2.25	8.34	2.16	(13.58)	2.38	3.47
April	25.34	(26.78)	(12.64)	1.54	(6.30)	(2.30)
May	1.29	3.40	3.61	8.76	3.06	10.54
June	(5.45)	(0.38)	(7.68)	(17.99)	23.84	(2.65)
July	(10.09)	(10.57)	(4.20)	(20.21)	5.03	(4.89)
August	(4.83)	27.98	(4.55)	4.69	4.67	8.51
September	12.08	(7.90)	2.17	7.21	6.11	6.23
October	(5.68)	(1.55)	18.76	(0.88)	(6.07)	4.76
November	—	10.76	2.26	(4.70)	(5.02)	(16.98)
December	—	(8.39)	1.19	3.52	7.08	6.30

Annual (or Period) Rate of Return	(3.88)%	(25.15)%	23.09%	(12.10)%	28.79%	10.68%

Compound Average Annual Rate of Return (1/01-10/31/06)						1.80%
Inception of Client Account Trading by CTA:			August 1988
Inception of Client Account Trading in Program:			August 1988
Number of Open Accounts as of October 31, 2006:			10
Aggregate Assets (Actual Funds) in all Programs:			$453,693,857		(10/06)
Aggregate Assets (Nominal Account Size) in all Programs:			$494,108,813		(10/06)
Aggregate Assets (Actual Funds) in Program:			$354,612,712		(10/06)
Aggregate Assets (Nominal Account Size) in Program:			$395,027,668		(10/06)
Largest Monthly Draw-Down:			26.78%		(4/05)
Largest Peak-to-Valley Draw-Down:			46.37%		(2/03-7/05)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by Willowbridge Associates Inc.

For the Period January 1, 2001 Through October 31, 2006

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program October 31, 2006 (Actual Funds)	Aggregate Assets in Program October 31, 2006 (Nominal Account Size)	Largest Monthly Draw-Down	Largest Peak-to-Valley Draw-Down	Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
							2006	2005	2004	2003	2002	2001
Vulcan Trading System	Aug-88	1	$15,164,285	$15,164,285	29.82% (2/02)	53.45% (1/01-2/02)	11.91 (10 months)	(12.91)	(18.20)	52.19	19.58	(23.85)

Titan Trading System	Aug-88	N/A-closed	N/A-closed	N/A-closed	31.55% (4/05)	61.37% (2/03-3/06)	(38.88) (3 months)	(28.72)	18.76	(4.13)	32.89	0.65

Rex Trading System	Aug-88	N/A-closed	N/A-closed	N/A-closed	22.56% (11/01)	50.15% (10/01-7/05)	(0.06) (3 months)	(25.49)	(8.03)	(13.86)	6.88	(5.42)

Siren Trading System	Jan-91	N/A-closed	N/A-closed	N/A-closed	16.86% (2/06)	44.80% (11/04-3/06)	(20.18) (3 months)	(30.66)	11.82	27.40	25.01	(10.20)

XLIM Trading Approach	Aug-88	2	$6,987,529	$6,987,529	40.12% (8/05)	92.90% (3/04-10/06)	(31.34) (10 months)	(88.85)	7.99	26.41	62.08	92.42

Currency Investment Program	May-91	N/A-closed	N/A-closed	N/A-closed	8.63% (4/01)	24.34% (2/04-3/06)	(8.34) (3 months)	(12.62)	(5.52)	19.71	12.55	(7.72)

Primary Investment Program	Jan-93	3	$76,929,331	$76,929,331	23.18% (11/01)	33.34% (3/01-2/02)	5.24 (10 months)	(24.02)	2.26	22.71	45.18	(11.71)

Vat Investment Program	Nov-97	N/A-closed	N/A-closed	N/A-closed	16.93% (11/01)	40.27% (2/04-2/06)	(13.79) (3 months)	(19.71)	(8.92)	17.22	39.89	(0.41)

Aggregate assets in all Willowbridge programs was approximately $454 million (actual funds) and $494 million (nominal account size) as of October 31, 2006.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Willowbridge Tables A-1 and A-2

(a)	“Draw-Down” is defined as trading losses experienced by a trading program on a composite basis over a specified period of time.

Draw-down figures are shown for 2006 through October and for the preceding five calendar years.

(b)	“Largest Monthly Draw-Down” is the largest monthly trading loss experienced by a trading program on a composite basis in any calendar month covered by the table expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to trading losses in a trading program on a composite basis during a period covered by the table in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

For purposes of the largest peak-to-valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	For the periods beginning May 1, 2004, “Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing each month’s net performance by the corresponding nominal beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals pursuant to the time-weighting method. For periods prior to May 1, 2004, Monthly ROR was calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset was adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which was funded entirely by actual funds.

Brokerage commissions charged to accounts in the capsules may vary, but generally do not exceed $25 per round turn. Not all accounts in the composite capsules are charged a management fee or earn interest income. Monthly or quarterly management fees range from 0% to 3% per annum and quarterly or annual incentive fees range from 10% to 30%.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

Additional Footnote for Exempt Accounts

Willowbridge advises exempt accounts for qualified eligible persons as well as certain other accounts exempt from disclosure. The performance of certain of these accounts is not included in the composite performance records.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table B-1

Willowbridge Associates Inc.

Pro Forma Performance

Argo Trading System

January 1, 2001 Through April 30, 2003

	Percentage Pro Forma Monthly Rate of Return
	2003	2002	2001
January.	11.55%	1.92%	2.04%
February	13.50	(7.77)	(1.89)
March	(13.39)	2.23	3.42
April	1.14	(6.68)	(2.49)
May.	—	3.11	10.34
June.	—	23.94	(2.54)
July	—	4.31	(5.00)
August.	—	3.98	8.44
September	—	5.39	5.85
October	—	(6.27)	4.12
November	—	(5.37)	(17.19)
December	—	6.61	5.94

Annual (or Period) Rate of Return.	10.91%	23.87%	8.14%

Compound Average Annual Rate of Return (1/01-4/30/03)			18.49%
Largest Monthly Draw-Down:	17.19%		(11/01)
Largest Peak-to-Valley Draw-Down:	21.33%		(10/01-4/02)
Supplemental Peak-to-Valley Draw-Down(1):	54.94%		(2/03-2/06)

(1)	A Supplemental Largest Peak-to-Valley Draw-Down has been added since the draw-down extends into actual Fund performance. See the actual Fund performance table below.

Table B-2

Willowbridge Associates Inc.

Actual Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through October 31, 2006

Percentage Monthly Rate of Return
	2006	2005	2004	2003
January	(5.24)%	(9.87)%	2.22%	—
February	(8.75)	(4.12)	19.34	—
March	2.22	7.03	2.07	—
April	24.30	(26.49)	(12.38)	—
May	0.98	2.67	3.64	8.48%
June	(5.68)	(0.88)	(8.57)	(18.58)
July	(10.17)	(11.23)	(4.96)	(20.79)
August	(4.87)	26.89	(4.87)	3.58
September	11.49	(7.99)	0.91	6.04
October	(6.04)	(1.76)	17.88	(2.87)
November	—	10.23	1.81	(4.88)
December	—	(8.56)	0.71	3.52

Annual (or Period) Rate of Return	(6.33)%	(28.99)%	14.00%	(26.51)%

Compound Annual Average Rate of Return (5/03-10/31/06)				(15.39)%
Largest Monthly Draw-Down:				26.49%	(4/05)
Largest Peak-to-Valley Draw-Down:				52.58%	(5/03-2/06)*

Notes to Tables B-1 and B-2 begin on page 19.

* See note 3 on page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Winton Capital Management Limited (Page 116)

Background (Page 116)

As of October 31, 2006, Winton had approximately $6.6 billion (including the nominal account size of any partially funded accounts) under management and the net assets of the Winton Master Fund totaled approximately $256 million.

Principals (Page 116)

Anthony Hamilton Daniell, 52, is Winton’s sales and marketing team manager. Prior to joining Winton, he spent 10 years in the British Army, which included gaining a civil engineering degree. Mr. Daniell began his career in the financial sector in March 1983 at David Allsopp and Partners, as an equity analyst following US defense companies. He moved to Rowe and Pitman in April 1986 where he became co-head of US Equity sales. From March 1994 to December 2001 Mr. Daniell was co-head of Emerging Markets and then Head of Latin American Equities. During this time Mr. Daniell was responsible for cash and derivative sales, trading and research and was promoted to Managing Director in January 1999. During the period April 1986 to December 2001, as a result of a series of mergers and acquisitions Rowe and Pitman changed its name a number of times and ultimately became part of UBS. Mr. Daniell left UBS in December 2001. In January 2002 he joined Eday Ltd., an FSA registered private limited company which marketed absolute return funds. In 2003, Eday Ltd began to assist Winton’s marketing. In October 2004, Mr. Daniell became a Winton employee and then became a director in October 2006.

Past Performance of Winton (Page 119)

Table A-1 reflects the composite capsule performance results of all accounts traded according to Winton’s Diversified Program, at standard leverage, for the period January 2001 through October 31, 2006.

Table A-2 reflects composite capsule performance results of all other trading programs directed by Winton for the time periods indicated on the table.

Table B-1, the pro forma table presents the composite performance of the Diversified Program for the period January 2001 through November 30, 2004 adjusted for fees and expenses applicable to the Fund.

Table B-2 presents the actual performance for the Diversified Program as traded for the Fund for the period December 1, 2004 through October 31, 2006.

TABLES A-1 AND A-2 HAVE NOT BEEN ADJUSTED TO REFLECT THE CHARGES PAYABLE BY THE FUND.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Winton Capital Management Limited

Diversified Trading Program

January 1, 2001 Through October 31, 2006

	Percentage Monthly Rate of Return
	2006	2005	2004	2003	2002	2001
January	3.93%	(5.16)%	2.65%	5.30%	(10.81)%	4.58%
February	(2.74)	5.72	11.93	11.95	(6.14)	0.57
March	3.88	4.70	(0.50)	(11.14)	11.44	7.48
April	5.68	(4.03)	(8.27)	2.07	(4.66)	(5.23)
May	(3.21)	6.49	(0.16)	10.18	(3.80)	(3.32)
June	(1.34)	2.85	(3.12)	(5.85)	7.32	(2.95)
July	(0.62)	(2.15)	0.88	(1.15)	4.79	0.72
August	4.58	7.66	2.64	0.69	5.48	0.02
September	(1.43)	(6.50)	4.78	0.71	7.42	4.48
October	1.43	(3.02)	3.37	5.46	(7.76)	12.45
November	—	7.05	6.38	(2.68)	(1.09)	(7.56)
December	—	(4.59)	(0.58)	10.00	13.46	(4.02)

Annual (or Period) Rate of Return	10.11%	7.65%	20.31%	25.52%	12.86%	5.56%

		Compound Average Annual Rate of Return (1/01-10/31/06)				13.86%
Inception of Client Account Trading by CTA:			October 1997
Inception of Client Account Trading in Program:			October 1997
Number of Open Accounts as of October 31, 2006			39
Aggregate Assets (Actual Funds) in all Programs:			$5,314,782,000			(10/06)
Aggregate Assets (Nominal Account Size) in all Programs:			$6,619,353,000			(10/06)
Aggregate Assets (Actual Funds) in Program:			$4,933,307,000			(10/06)
Aggregate Assets (Nominal Account Size) in Program:			$6,237,878,000			(10/06)
Largest Monthly Draw-Down:			12.03%			(3/03)
Largest Peak-to-Valley Draw-Down:			31.09%			(11/01-5/02)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by Winton Capital Management Limited

For the Period January 2001 Through October 31, 2006

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Nominal Assets in Program October 31, 2006	Largest Monthly Draw-Down	Largest Peak-to-Valley Draw-Down	Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)

						2006	2005	2004	2003	2002	2001

Winton Evolution Fund	Sept-05	1	$381,475,000	6.74 (9/05)	9.39 (9/05-10/05)	5.07	(7.71)	—	—	—	—
						(10 Months)	(4 Months)
Currency Program	Feb-05	N/A-Closed	N/A-Closed	7.38% (12.05)	15.86% (12/05-4/06)	(0.01)	1.59	—	—	—	—
						(9 Months)	(11 Months)

Global Multi Strategy Program	Jul-01	N/A-Closed	N/A-Closed	11.60% (9/02)	20.45% (12/01-10/02)	—	9.12	7.20	25.56	(7.62)	(5.43)
							(7 Months)				(6 Months)

Major Markets Program	Jan-00	N/A-Closed	N/A-Closed	8.90% (7/03)	20.92% (10/01-05/02)	—	—	8.40	24.30	19.56	2.16
								(2 Months)

Aggregate Nominal assets in all Winton programs was approximately $6.6 billion (nominal account size) as of October 31, 2006.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Winton Tables A-1 and A-2

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account included in the trading program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in the trading program during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any Draw-Down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	Monthly Rate of Return (“Monthly ROR”) is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts included in the Fully-Funded Subset.

In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds.

Monthly ROR for the periods subsequent to December 31, 2003 is calculated using the Only Accounts Traded method (“OAT” method), which is net performance divided by beginning equity subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. The excluded accounts are those (i) for which there was a material addition or withdrawal during the month, (ii) which were open for only part of the month or (iii) which had no open positions during the month because they were to be permanently closed. Such accounts were not charged with material nonrecurring costs during the month.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table B-1

Winton Capital Management Limited

Pro Forma Performance

Diversified Trading Program

January 1, 2001 Through November 30, 2004

	Percentage Pro Forma Monthly Rate of Return
	2004	2003	2002	2001
January	2.28%	5.00%	(11.24)%	4.24%
February	11.49	11.37	(6.40)	0.71
March	(0.71)	(10.34)	11.57	8.01
April	(8.90)	1.57	(4.99)	(5.55)
May	(0.53)	9.80	(3.99)	(3.59)
June	(3.74)	(5.96)	7.22	(3.04)
July	0.62	(1.75)	4.72	0.44
August	2.58	0.17	5.33	(0.06)
September	5.16	0.70	8.21	4.37
October	3.41	5.19	(8.60)	12.90
November	6.40	(2.88)	(1.39)	(7.56)
December	—	10.02	14.06	(4.33)

Annual (or Period) Rate of Return	17.95%	22.49%	11.24%	4.72%

Compound Average Annual Rate of Return (1/01-11/30/04)				14.22%
Largest Monthly Draw-Down:	11.24%		(1/02)
Largest Peak-to-Valley Draw-Down:	26.53%		(10/01-2/02)

Table B-2

Winton Capital Management Limited

Actual Performance

Citigroup Diversified Futures Fund, L.P.

December 1, 2004 Through October 31, 2006

		Percentage Monthly Rate of Return
	2006	2005	2004
January	3.15%	(5.32)%	—
February	(3.30)	5.46	—
March	3.90	4.35	—
April	5.41	(4.25)	—
May	(3.57)	6.43	—
June	(2.00)	1.99	—
July	(1.00)	(2.97)	—
August	4.67	7.25	—
September	(2.15)	(6.82)	—
October	1.14	(3.22)	—
November	—	6.89	—
December	—	(5.28)	(1.37)

Annual (or Period) Rate of Return	5.87%	2.89%	(1.37)%

Largest Monthly Draw-Down:		6.82%	(9/05)
Largest Peak-to-Valley Draw-Down:		9.82%	(8/05-10/05)*

Notes to Tables B-1 and B-2 begin on page 19.

* See note 3 on page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

INCOME TAX ASPECTS (Page 140)

SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. TAXPAYERS WHO INVEST IN THE FUND (Page 140)

Cash Distributions and Unit Redemptions (Page 141)

A limited partner receiving a cash payment on a complete withdrawal from the Fund generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such limited partner and such limited partner’s adjusted tax basis in his units. Any capital gain or loss will be short-term or long-term depending upon the limited partner’s holding period for his units in the Fund.

Swap Payments (Page 141)

As a result of entering into swap contracts, the Fund may make or receive periodic net payments. The Fund may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if the Fund has been a party to the swap for more than one year).

Limited Partner Tax Filings and List Requirements (Page 143)

Under recently enacted legislation, certain tax-exempt entities and their managers may be subject to excise tax if they are parties to certain reportable transactions.